AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 1997
                           REGISTRATION NO. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                                   FORM S-4
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

              -----------------------------------------------


      COMMUNITY BANK SYSTEM, INC.            COMMUNITY CAPITAL TRUST I
 (Exact name of Registrant as specified     (Exact name of Registrant as
            in its charter)                       specified
                                              in its trust agreement)

                DELAWARE                              DELAWARE
    (State or other jurisdiction of          (State or other jurisdiction of
     incorporation or organization)           incorporation or organization)
               _________                              _________

                  6712                                   6719
      (Primary Standard Industrial               (Primary Standard Industrial
      Classification Code Number)                 Classification Code Number)

               16-1213679                               16-6453481
            (I.R.S. Employer                          (I.R.S. Employer
          Identification No.)                        Identification No.)


              5790 WIDEWATERS PARKWAY
             DEWITT, NEW YORK  13214

                (315) 445-2282

 (Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)


                                SANFORD A. BELDEN
                               PRESIDENT AND CHIEF
                                EXECUTIVE OFFICER
                             COMMUNITY BANK SYSTEM, INC.
                               5790 WIDEWATERS PARKWAY
                                DEWITT, NEW YORK 13214
                                  (315) 445-2282

 (Name, address, including zip code, and telephone number, including area code, of agents for service)


                                     COPIES TO:
         GEORGE J. GETMAN, ESQ.              CRAIG E. CHAPMAN, ESQ.
      BOND, SCHOENECK & KING, LLP               BROWN & WOOD LLP
           ONE LINCOLN CENTER                ONE WORLD TRADE CENTER
       SYRACUSE, NEW YORK  13202            NEW YORK, NEW YORK 10048

       Approximate Date of Commencement of Proposed Sale to the Public:
  As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                       CALCULATION OF REGISTRATION FEE

 Title of Each Class of Securities       Amount          Proposed        Proposed        Amount of
Series B Capital Securities of
Community Capital                      $30,000,000         100%         $30,000,000      $9,090.90
Trust I . . . . . . . . . . . . . .
Series B Junior Subordinated
Deferrable Interest Debentures of
Community Bank System, Inc. (2)
Community Bank System, Inc. Series
B Guarantee with respect to Series
B Capital Securities(3)
    Total . . . . . . . . . . . . .  $30,000,000(4)        100%       $30,000,000(5)      $9,090.90



(1)  Estimated solely for the purpose of computing the registration fee.
(2) No separate consideration will be received for the Series B Junior Subordinated Deferrable Interest Debentures of Community Bank System, Inc. (the "Junior Subordinated Debentures") distributed upon any liquidation of Community Capital Trust I.
(3) No separate consideration will be received for the Community Bank System, Inc. Series B Guarantee.
(4) This Registration Statement is deemed to cover rights of holders of Junior Subordinated Debentures under the Indenture, the rights of holders of Series B Capital Securities of Community Capital Trust I under a Trust Agreement, the rights of holders of such Capital Securities under the Series B Guarantee and certain backup undertakings as described herein.
(5) Such amount represents the liquidation amount of the Community Capital Trust I Series B Capital Securities (the "New Capital Securities") to be exchanged hereunder and the principal amount of Junior Subordinated Debentures that may be distributed to holders of New Capital Securities upon any liquidation of Community Capital Trust I.

               ---------------------------------------------
     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


   Information contained herein is subject to completion or amendment. A Registration Statement relating to these Securities has been filed with the Securities and Exchange Commission. These Securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  SUBJECT TO COMPLETION, DATED JUNE 25, 1997

PROSPECTUS
----------

                          COMMUNITY CAPITAL TRUST I

                            OFFER TO EXCHANGE ITS
                      9.75% CAPITAL SECURITIES, SERIES B
               (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
         WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                      FOR ANY AND ALL OF ITS OUTSTANDING
                      9.75% CAPITAL SECURITIES, SERIES A
               (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
             UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                         COMMUNITY BANK SYSTEM, INC.

      THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
         NEW YORK CITY TIME, ON              , 1997, UNLESS EXTENDED.
                             ____________________

     Community Capital Trust I, a trust formed under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $30,000,000 aggregate Liquidation Amount of its 9.75% Capital Securities, Series B (the "New Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 9.75% Capital Securities, Series A (the "Old Capital Securities"), of which $30,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, Community Bank System, Inc., a Delaware corporation (the "Corporation"), is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee in respect of the New Capital Securities (the "New Guarantee") and (ii) all of its 9.75% Junior Subordinated
Deferrable Interest Debentures, Series B, due January 31, 2027 (the "New Junior Subordinated Debentures") for a like aggregate principal amount of its 9.75% Junior Subordinated Deferrable Interest Debentures, Series A, due January 31, 2027 (the "Old Junior Subordinated Debentures"), which New Guarantee and New Junior Subordinated Debentures also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debentures are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Guarantee and the New Junior Subordinated Debentures are collectively referred to herein as the "New Securities."

     The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (a) the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities, (b) the New Capital Securities will not contain the $100,000 minimum Liquidation Amount transfer restriction, (c) the New Capital
Securities will not provide for any increase in the Distribution rate thereon, (d) the New Junior Subordinated Debentures will not contain the $100,000 minimum principal amount transfer restriction and (v) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. See "Description of New Securities" and "Description of Old Securities." The New Capital Securities are being offered for exchange in order to satisfy certain obligations of the Corporation and the Trust under the Registration Rights Agreement dated as of February 3, 1997 (the "Registration Rights Agreement") among the Corporation, the Trust and the Initial Purchaser (as defined herein). In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.
                                            (Continued on the following page)

     THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL ARE FIRST BEING MAILED TO ALL HOLDERS OF OLD CAPITAL SECURITIES ON _________, 1997.

     SEE "RISK FACTORS" COMMENCING ON PAGE FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.


   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR
           HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
         SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
               OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is _______, 1997.

     The New Capital Securities and the Old Capital Securities (collectively, the "Capital Securities") represent beneficial interests in the assets of the Trust. The Corporation is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities," and together with the Capital Securities, the "Trust Securities"). The Chase Manhattan Bank is the Property Trustee of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures (as defined herein), and engaging in only those activities necessary, advisable or incidental thereto. The Junior Subordinated Debentures will mature on January 31, 2027 (the "Stated Maturity Date"). The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of New Securities--Description of New Capital Securities-- Subordination of Common Securities."

     As used herein, (i) the "Indenture" means the Indenture, dated as of February 3, 1997, as amended and supplemented from time to time, between the Corporation and The Chase Manhattan Bank, as Debenture Trustee (the "Debenture Trustee"), (ii) the "Trust Agreement" means the Amended and Restated Declaration of Trust relating to the Trust among the Corporation, as Sponsor, The Chase Manhattan Bank as Property Trustee (the "Property Trustee"), Chase Manhattan Bank Delaware, as Delaware Trustee, (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and the Delaware Trustee, the "Issuer Trustees"). In addition, as the context may require, unless otherwise expressly stated, (i) the term "Capital Securities" includes the Old Capital Securities and the New Capital Securities, (ii) the term "Trust Securities" includes the Capital Securities and the Common Securities, (iii) the term "Junior Subordinated Debentures" includes the Old Junior Subordinated Debentures and the New Junior Subordinated Debentures and (iv) the term "Guarantee" includes the Old Guarantee and the New Guarantee.

     Except as provided below, the New Capital Securities will be represented by global Capital Securities in fully registered form, deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company ("DTC"). Beneficial interests in the New Capital Securities will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. Beneficial interests in the New Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds.

     Holders of the New Capital Securities will be entitled to receive cumulative cash distributions arising from the payment of interest on the Junior Subordinated Debentures, accumulating from February 3, 1997, and payable semi-annually in arrears on January 31 and July 31 of each year, commencing July 31, 1997, at the annual rate of 9.75% of the Liquidation Amount of $1,000 per New Capital Security ("Distributions"). So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Corporation will have the right to defer payments of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period, subject to the requirements set forth in the Indenture. If and for so long as interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Trust Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock (which includes common and preferred stock) or to make any payment with respect to debt securities of the Corporation that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Securities are entitled will accumulate) at the rate of 9.75% per annum, compounded semi-annually, and holders of Trust Securities will be required to accrue such deferred interest income for United States federal income tax purposes prior to the receipt of cash payments attributable to such interest income. See "Description of New Securities--Description of New Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Considerations--Interest Income and Original Issue Discount."

     Through the Guarantee, the guarantee agreement of the Corporation relating to the Common Securities (the "Common Guarantee"), the Trust
Agreement, the Junior Subordinated Debentures and the Indenture, taken together, the Corporation has guaranteed or will guarantee, as the case may be, fully, irrevocably and unconditionally, all of the Trust's obligations under the Trust Securities. See "Relationship Among the New Capital Securities, the New Junior Subordinated Debentures and the New Guarantee-- Full and Unconditional Guarantee." The Old Guarantee and the Common Guarantee currently guarantee, and the New Guarantee will guarantee, payments of Distributions and payments on liquidation of the Trust or redemption of the Trust Securities, but in each case only to the extent that the Trust holds funds on hand legally available therefor and has failed to make such payments, as described herein. See "Description of New Securities-- Description of New Guarantee." If the Corporation fails to make a required payment on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Guarantee and the Common Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights in respect of such payment. See "Description of New Securities-- Description of New Junior Subordinated Debentures--Enforcement of Certain Rights By Holders of New Capital Securities." The obligations of the
Corporation under the Guarantee, the Common Guarantee and the Junior Subordinated Debentures will be unsecured and subordinate and rank junior
in   right  of  payment  to  all  Senior Indebtedness  (as defined in
"Description of New Securities--Description of New Junior Subordinated Debentures--Subordination"). At March 31, 1997, the Corporation had no
outstanding Senior  Indebtedness.   See "Risk  Factors--Ranking  of
Subordinated  Obligations  under the  Guarantee  and  the Junior
Subordinated Debentures."

     The Trust Securities will be subject to mandatory redemption in a Like Amount (as defined herein), (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued and unpaid interest on, the Junior Subordinated Debentures (the "Maturity Redemption Price"), (ii) in whole but not in part, at any time prior to January 31, 2007, contemporaneously with the optional prepayment of the Junior Subordinated Debentures, upon the occurrence and continuation of a Special Event (as defined herein) at a redemption price equal to the Special Event Prepayment Price (as defined below) (the "Special Event Redemption Price"), and (iii) in whole or in part, on or after January 31, 2007, contemporaneously with the optional prepayment by the Corporation of the Junior Subordinated Debentures, at a redemption price equal to the Optional Prepayment Price (as defined below) (the "Optional Redemption Price"). Any of the Maturity Redemption Price, the Special Event Redemption Price and the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of New Securities--Description of New Capital Securities--Redemption."

     Subject to the Corporation having received any required regulatory approval, the Junior Subordinated Debentures will be prepayable prior to the Stated Maturity Date at the option of the Corporation (i) on or after January 31, 2007, in whole or in part, at a prepayment price (the "Optional Prepayment Price") equal to 104.54% of the principal amount thereof on January 31, 2007, declining ratably on each January 31 thereafter to 100% on or after January 31, 2017 and (ii) prior to January 31, 2007, in whole but not in part, upon the occurrence and continuation of a Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (a) 100% of the principal amount thereof and (b) the sum, as determined by a Quotation Agent (as defined herein), of the present value of 104.54% of the principal amount thereof plus the scheduled payments of interest thereon from the prepayment date to and including January 31, 2007, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) plus, in the case of a redemption under clause (i) or clause (ii), accrued and unpaid interest thereon to the date of prepayment. Either of the Optional Prepayment Price or the Special Event Prepayment Price may be referred to herein as the "Prepayment Price." See "Description of New Securities-- Description of New Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

     The Corporation will have the right at any time to terminate the Trust and cause a Like Amount of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities and (ii) the prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to do so if then required under applicable capital guidelines or policies of the Federal Reserve. Unless the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Trust Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Trust Security plus accumulated Distributions thereon to the date of payment. See "Description of New Securities--Description of New Capital Securities-- Liquidation of the Trust and Distribution of Junior Subordinated Debentures."



                             -----------------

     The Trust is making the Exchange Offer of the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate", as such term is defined in Rule 405 under the Securities Act (an "Affiliate") of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust for resale pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

     Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate of the Corporation or the Trust,
(ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities
Act) of such New Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (as defined herein) (subject to extension under certain limited circumstances described below) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer--Exchange Agent." Any Participating Broker-Dealer who is an Affiliate of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of New Capital Securities."

     In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Corporation or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.


                             -----------------

     Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchaser has informed the Corporation and the Trust that it currently intends to make a market in the New Capital Securities, it is not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. The Corporation and the Trust currently do not intend to apply for listing of the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation ("NASDAQ") System.

     Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all of the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Corporation nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities."

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

     Old Capital Securities may be tendered for  exchange on or prior to 5:00
p.m., New York City time, on           , 1997  (such time on such date  being
hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Corporation or the Trust and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in whole or in part having an aggregate Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof, provided that, if any Old Capital Securities are tendered for exchange in part, the untendered Liquidation Amount thereof must be $100,000 (100 Capital Securities) or any integral multiple of $1,000 in excess thereof. The Corporation has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive Distributions on such Old Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and including February 3, 1997. Accordingly, holders of New Capital Securities as of the record date for the payment of Distributions on July 31, 1997 will be entitled to receive Distributions accumulated from and including February 3, 1997. See "The Exchange Offer--Distributions on New Capital Securities."

     Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."


                            -------------------

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY EXCHANGE MADE PURSUANT HERETO SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                            -------------------

                              TABLE OF CONTENTS


                                                                         Page
                                                                       ----

Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . .
Incorporation of Certain Documents by Reference . . . . . . . . . . . . . .
Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Ratios of Earnings to Fixed Charges . . . . . . . . . . . . . . . . . . .
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Selected Consolidated Financial Information . . . . . . . . . . . . . . .
Community Capital Trust I . . . . . . . . . . . . . . . . . . . . . . . .
Community Bank System, Inc. . . . . . . . . . . . . . . . . . . . . . . .
Recent Developments . . . . . . . . . . . . . . . . . . . . . . . . . . .
The Exchange Offer  . . . . . . . . . . . . . . . . . . . . . . . . . . .
Description of New Securities . . . . . . . . . . . . . . . . . . . . . .
Description of Old Securities . . . . . . . . . . . . . . . . . . . . . .
Relationship Among the New Capital Securities, the
New Junior Subordinated Debentures and the New Guarantee  . . . . . . . .
Certain United States Federal Income Tax Considerations . . . . . . . . .
ERISA Considerations  . . . . . . . . . . . . . . . . . . . . . . . . . .
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . .
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                            AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such information may also be accessed by means of the Commission's home page on the Internet (http://www.sec.gov.) through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR"). The Corporation's common stock (the "Common Stock") is traded on the NASDAQ National Market System. In addition, such reports, proxy statements and other information concerning the Corporation can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     No separate financial statements of the Trust have been included herein. The Corporation and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures and issuing the Trust Securities. See "Community Capital Trust I" and "Description of New Securities." In addition, the Corporation does not expect that the Trust will file reports under the Exchange Act with the Commission.

     This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Corporation and the Trust with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation, the Trust and the New Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Corporation with the Commission pursuant to Section 13 of the Exchange Act are incorporated into this Prospectus by reference:

     1. The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     2. The Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997; and

     3.   The Corporation's Current  Report on Form 8-K, as filed on March 6,
1997.

     All documents subsequently filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the Exchange Offer shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     As used herein, the terms "Prospectus" and "herein" mean this Prospectus including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: Loretta L. Marx, Secretary of the Corporation, 5790 Widewaters Parkway, DeWitt, New York 13214. Telephone requests may be directed to Loretta L. Marx at (315) 445-2282.

                                   SUMMARY

          The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Prospectus.


                         COMMUNITY BANK SYSTEM, INC.



          Community Bank System, Inc., a Delaware corporation (the "Corporation), is a bank holding company headquartered in DeWitt, New York, which owns all of the outstanding stock of its principal operating subsidiary, Community Bank, National Association ("Community Bank"). Community Bank is a full service commercial bank providing a range of banking services through its two regional offices in Canton, New York and Olean, New York, and through a total of 49 customer facilities in the counties of St. Lawrence, Jefferson, Lewis, Cayuga, Seneca, Ontario, Oswego, Oneida, Wayne, Yates, Onondaga, Allegany, Cattaraugus, Tioga and Steuben. These counties are grouped by Community Bank into three distinct banking markets: Northern New York, Finger Lakes Region, and the Southern Tier (which is further divided into the Olean and Corning submarkets).

          As of December 31, 1996, the Corporation had consolidated assets of $1.3 billion, deposits of $1.0 billion and shareholders' equity of $109.4 million. The Corporation's net income for the year ended December 31, 1996 was $14.1 million, or $1.83 per share.

          On February 10, 1997, Community Bank entered into a Purchase and Assumption Agreement with KeyBank National Association (New York) ("KeyBank") relating to the acquisition of certain assets and assumption of certain liabilities associated with eight KeyBank branch locations in upstate New York. The transactions contemplated by the Purchase and Assumption Agreement were consummated effective June 16, 1997. In addition, Community Bank has entered into a Purchase and Assumption Agreement with Fleet Bank dated March 21, 1997. Pursuant to this Purchase and Assumption Agreement, Community Bank intends to acquire certain assets and assume certain liabilities relating to twelve Fleet Bank branch locations in upstate New York during the third quarter of 1997. See "Recent Developments--Acquisitions."

                          COMMUNITY CAPITAL TRUST I

          The Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on January 29, 1997. The Trust's business and affairs are conducted by the Issuer Trustees: the Property Trustee, the Delaware Trustee, and the three individual Administrative Trustees who are employees or officers of or affiliated with the Corporation. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Corporation and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities). The Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenue of the Trust. All of the Common Securities are owned by the Corporation.




                              THE EXCHANGE OFFER

  The Exchange Offer  . . . . . . .       Up    to    $30,000,000   aggregate
                                          Liquidation  Amount of  New Capital
                                          Securities  are  being  offered  in
                                          exchange   for  a   like  aggregate
                                          Liquidation  Amount of  Old Capital
                                          Securities.         Old     Capital
                                          Securities  may  be  tendered   for
                                          exchange in  whole or in part  in a
                                          Liquidation   Amount  of   $100,000
                                          (100  Capital  Securities)  or  any
                                          integral  multiple  of $1,000  (one
                                          Capital    Security)   in    excess
                                          thereof, provided that,  if any Old
                                          Capital  Securities   are  tendered
                                          for    exchange   in    part,   the
                                          untendered    Liquidation    Amount
                                          thereof   must  be   $100,000  (100
                                          Capital    Securities)    or    any
                                          integral   multiple  of   1,000  in
                                          excess  thereof.   The  Corporation
                                          and  the   Trust  are   making  the
                                          Exchange Offer in  order to satisfy
                                          their    obligations   under    the
                                          Registration    Rights    Agreement
                                          relating   to   the   Old   Capital
                                          Securities.   For a  description of
                                          the  procedures  for tendering  Old
                                          Capital   Securities,   see    "The
                                          Exchange   Offer--Procedures    for
                                          Tendering Old Capital Securities."

  Expiration Date . . . . . . . . .       5:00 p.m., New York  City time, on
                                                       ,  1997,   unless  the
                                          Exchange Offer  is extended  by the
                                          Corporation or the  Trust (in which
                                          case  the Expiration  Date will  be
                                          the latest date  and time to  which
                                          the  Exchange  Offer is  extended).
                                          See  "The Exchange  Offer--Terms of
                                          the Exchange Offer."

  Conditions to the Exchange Offer        The  Exchange Offer  is subject  to
                                          certain  conditions,  which may  be
                                          waived by  the Corporation  and the
                                          Trust  in  their  sole  discretion.
                                          The    Exchange   Offer    is   not
                                          conditioned   upon    any   minimum
                                          Liquidation  Amount of  Old Capital
                                          Securities  being  tendered.    See
                                          "The Exchange  Offer--Conditions to
                                          the Exchange Offer."

  Terms of the Exchange Offer . . .       The   Corporation  and   the  Trust
                                          reserve  the  right in  their  sole
                                          and  absolute  discretion,  subject
                                          to  applicable law, at any time and
                                          from  time to  time,  (i) to  delay
                                          the acceptance  of the  Old Capital
                                          Securities  for  exchange, (ii)  to
                                          terminate  the  Exchange  Offer  if
                                          certain  specified  conditions have
                                          not   been   satisfied,  (iii)   to
                                          extend the  Expiration Date  of the
                                          Exchange Offer  and retain  all Old
                                          Capital     Securities     tendered
                                          pursuant  to  the  Exchange  Offer,
                                          subject, however,  to the  right of
                                          holders  of Old  Capital Securities
                                          to  withdraw  their  tendered   Old
                                          Capital  Securities,  or  (iv)   to
                                          waive  any  condition or  otherwise
                                          amend  the  terms of  the  Exchange
                                          Offer  in  any respect.    See "The
                                          Exchange   Offer--Terms    of   the
                                          Exchange Offer."

  Withdrawal Rights . . . . . . . .       Tenders  of Old  Capital Securities
                                          may be withdrawn at any time  on or
                                          prior  to  the Expiration  Date  by
                                          delivering  a  written  notice   of
                                          such  withdrawal  to  the  Exchange
                                          Agent  in  conformity with  certain
                                          procedures  set  forth below  under
                                          "The   Exchange   Offer--Withdrawal
                                          Rights."

  Procedures   for    Tendering   Old     Tendering  holders  of Old  Capital
  Capital Securities  . . . . . . .       Securities  must complete  and sign
                                          a   Letter   of   Transmittal    in
                                          accordance  with  the  instructions
                                          contained  therein and  forward the
                                          same  by  mail, facsimile  or  hand
                                          delivery,  together with  any other
                                          required    documents,    to    the
                                          Exchange  Agent,  either  with  the
                                          Old   Capital   Securities  to   be
                                          tendered or in  compliance with the
                                          specified      procedures       for
                                          guaranteed delivery of Old  Capital
                                          Securities.      Certain   brokers,
                                          dealers,  commercial  banks,  trust
                                          companies  and  other nominees  may
                                          also  effect tenders  by book-entry
                                          transfer.   Holders of  Old Capital
                                          Securities  registered in  the name
                                          of  a  broker,  dealer,  commercial
                                          bank,   trust   company  or   other
                                          nominee are  urged to  contact such
                                          person  promptly  if they  wish  to
                                          tender   Old   Capital   Securities
                                          pursuant  to  the  Exchange  Offer.
                                          See    "The    Exchange     Offer--
                                          Procedures   for    Tendering   Old
                                          Capital Securities."

                                          Letters    of    Transmittal    and
                                          certificates    representing    Old
                                          Capital  Securities  should not  be
                                          sent  to  the  Corporation  or  the
                                          Trust.  Such  documents should only
                                          be sent to the Exchange Agent.

  Resales of New Capital Securities       The Corporation  and the  Trust are
                                          making   the   Exchange  Offer   in
                                          reliance  on  the position  of  the
                                          staff    of    the   Division    of
                                          Corporation    Finance    of    the
                                          Commission as set  forth in certain
                                          interpretive  letters addressed  to
                                          third     parties     in      other
                                          transactions.     However,  neither
                                          the Corporation  nor the  Trust has
                                          sought its own interpretive  letter
                                          and  there can be no assurance that
                                          the  staff   of  the   Division  of
                                          Corporation    Finance    of    the
                                          Commission  would  make  a  similar
                                          determination  with respect  to the
                                          Exchange  Offer as  it has  in such
                                          interpretive   letters   to   third
                                          parties.        Based   on    these
                                          interpretations  by  the  staff  of
                                          the    Division   of    Corporation
                                          Finance  of  the  Commission,   and
                                          subject  to  the  two   immediately
                                          following      sentences,       the
                                          Corporation  and the  Trust believe
                                          that New Capital Securities  issued
                                          pursuant to this  Exchange Offer in
                                          exchange     for    Old     Capital
                                          Securities   may  be   offered  for
                                          resale,   resold    and   otherwise
                                          transferred  by  a  holder  thereof
                                          (other  than  a  holder  who  is  a
                                          broker-dealer)   without    further
                                          compliance  with  the  registration
                                          and       prospectus       delivery
                                          requirements   of  the   Securities
                                          Act,   provided   that   such   New
                                          Capital Securities are acquired  in
                                          the   ordinary   course   of   such
                                          holder's  business  and  that  such
                                          holder  is  not participating,  and
                                          has      no     arrangement      or
                                          understanding  with  any person  to
                                          participate,   in   a  distribution
                                          (within   the   meaning   of    the
                                          Securities   Act)   of   such   New
                                          Capital  Securities.   However, any
                                          holder  of  Old Capital  Securities
                                          who   is   an  Affiliate   of   the
                                          Corporation  or  the Trust  or  who
                                          intends   to  participate   in  the
                                          Exchange Offer  for the  purpose of
                                          distributing   the   New    Capital
                                          Securities,  or  any  broker-dealer
                                          who   purchased  the   Old  Capital
                                          Securities   from  the   Trust  for
                                          resale  pursuant  to Rule  144A  or
                                          any   other   available   exemption
                                          under the Securities  Act, (a) will
                                          not   be  able   to  rely   on  the
                                          interpretations  of  the  staff  of
                                          the    Division    of   Corporation
                                          Finance   of  the   Commission  set
                                          forth   in    the   above-mentioned
                                          interpretive letters, (b) will  not
                                          be permitted or  entitled to tender
                                          such Old Capital  Securities in the
                                          Exchange Offer and  (c) must comply
                                          with    the     registration    and
                                          prospectus  delivery   requirements
                                          of    the    Securities   Act    in
                                          connection with  any sale  or other
                                          transfer   of   such  Old   Capital
                                          Securities  unless  such  sale   is
                                          made pursuant to  an exemption from
                                          such  requirements.   In  addition,
                                          as described below,  if any broker-
                                          dealer     holds    Old     Capital
                                          Securities  acquired  for  its  own
                                          account  as  a  result  of  market-
                                          making or other trading  activities
                                          and  exchanges  such  Old   Capital
                                          Securities    for    New    Capital
                                          Securities,   then   such   broker-
                                          dealer  must  deliver a  prospectus
                                          meeting  the  requirements  of  the
                                          Securities  Act in  connection with
                                          any  resales  of such  New  Capital
                                          Securities.

                                          Each   holder   of   Old    Capital
                                          Securities  who wishes  to exchange
                                          Old  Capital  Securities  for   New
                                          Capital Securities in the  Exchange
                                          Offer    will   be    required   to
                                          represent  that (i)  it  is not  an
                                          Affiliate  of  the  Corporation  or
                                          the  Trust,  (ii) any  New  Capital
                                          Securities  to  be received  by  it
                                          are being acquired  in the ordinary
                                          course  of its  business, (iii)  it
                                          has      no     arrangement      or
                                          understanding  with  any person  to
                                          participate   in   a   distribution
                                          (within   the   meaning   of    the
                                          Securities   Act)   of   such   New
                                          Capital Securities, and        (iv)
                                          if  such holder  is  not a  broker-
                                          dealer, such holder  is not engaged
                                          in, and does  not intend to  engage
                                          in,  a  distribution  (within   the
                                          meaning of  the Securities  Act) of
                                          such New Capital  Securities.  Each
                                          broker-dealer  that   receives  New
                                          Capital  Securities  for  its   own
                                          account  pursuant  to the  Exchange
                                          Offer  must  acknowledge  that   it
                                          acquired     the    Old     Capital
                                          Securities for  its own  account as
                                          the    result   of    market-making
                                          activities    or   other    trading
                                          activities and  must agree  that it
                                          will  deliver a  prospectus meeting
                                          the requirements of the  Securities
                                          Act in  connection with  any resale
                                          of  such  New  Capital  Securities.
                                          The  Letter  of Transmittal  states
                                          that,  by so  acknowledging and  by
                                          delivering a prospectus, a  broker-
                                          dealer will not be  deemed to admit
                                          that it is  an "underwriter" within
                                          the meaning of  the Securities Act.
                                          Based on the position  taken by the
                                          staff    of    the   Division    of
                                          Corporation    Finance    of    the
                                          Commission   in  the   interpretive
                                          letters  referred  to  above,   the
                                          Corporation  and the  Trust believe
                                          that  Participating  Broker-Dealers
                                          who     acquired     Old    Capital
                                          Securities  for their  own accounts
                                          as   a   result  of   market-making
                                          activities    or    other   trading
                                          activities   may    fulfill   their
                                          prospectus  delivery   requirements
                                          with  respect  to the  New  Capital
                                          Securities  received upon  exchange
                                          of  such  Old  Capital   Securities
                                          (other than Old Capital  Securities
                                          which    represent     an    unsold
                                          allotment  from  the original  sale
                                          of  the  Old  Capital   Securities)
                                          with   a  prospectus   meeting  the
                                          requirements   of  the   Securities
                                          Act,  which may  be the  prospectus
                                          prepared for  an exchange  offer so
                                          long as  it contains  a description
                                          of  the plan  of distribution  with
                                          respect to  the resale of  such New
                                          Capital  Securities.   Accordingly,
                                          this  Prospectus,  as   it  may  be
                                          amended  or supplemented  from time
                                          to   time,  may   be   used  by   a
                                          Participating   Broker-Dealer    in
                                          connection  with  resales  of   New
                                          Capital   Securities  received   in
                                          exchange     for     Old    Capital
                                          Securities  where such  Old Capital
                                          Securities  were  acquired by  such
                                          Participating   Broker-Dealer   for
                                          its  own  account  as  a  result of
                                          market-making   or  other   trading
                                          activities.    Subject  to  certain
                                          provisions   set   forth   in   the
                                          Registration  Rights Agreement  and
                                          to the limitations described  below
                                          under "The  Exchange Offer--Resales
                                          of  New  Capital  Securities,"  the
                                          Corporation  and  the  Trust   have
                                          agreed that this  Prospectus, as it
                                          may  be  amended  or   supplemented
                                          from time to  time, may be  used by
                                          a  Participating  Broker-Dealer  in
                                          connection  with  resales  of  such
                                          New   Capital   Securities  for   a
                                          period  ending  90 days  after  the
                                          Expiration    Date   (subject    to
                                          extension  under  certain   limited
                                          circumstances)   or,  if   earlier,
                                          when    all   such    New   Capital
                                          Securities  have  been disposed  of
                                          by   such   Participating   Broker-
                                          Dealer.         See     "Plan    of
                                          Distribution."    Any Participating
                                          Broker-Dealer  who is  an Affiliate
                                          of  the  Corporation or  the  Trust
                                          may not  rely on  such interpretive
                                          letters  and must  comply with  the
                                          registration     and     prospectus
                                          delivery   requirements   of    the
                                          Securities  Act in  connection with
                                          any resale  transaction.   See "The
                                          Exchange   Offer--Resales   of  New
                                          Capital Securities."

  Exchange Agent  . . . . . . . . .       The exchange agent  with respect to
                                          the  Exchange  Offer is  The  Chase
                                          Manhattan   Bank   (the   "Exchange
                                          Agent").      The  addresses,   and
                                          telephone  and  facsimile  numbers,
                                          of  the  Exchange   Agent  are  set
                                          forth  in  "The  Exchange   Offer--
                                          Exchange Agent"  and in  the Letter
                                          of Transmittal.

  Use of Proceeds . . . . . . . . .       Neither  the  Corporation  nor  the
                                          Trust   will   receive   any   cash
                                          proceeds from  the issuance  of the
                                          New   Capital  Securities   offered
                                          hereby.  See "Use of Proceeds."


  Certain   United   States   Federal
  Income                                  Holders  of Old  Capital Securities
  Tax Considerations  . . . . . . .       should  review the  information set
                                          forth under "Certain United  States
                                          Federal Income Tax  Considerations"
                                          and  "ERISA  Considerations"  prior
                                          to     tendering    Old     Capital
                                          Securities in the Exchange Offer.

  Certain ERISA Considerations  . .       Prospective  holders  of  the   New
                                          Capital  Securities  should  review
                                          the  information  set  forth  under
                                          "ERISA  Considerations"   prior  to
                                          acquiring  an interest  in the  New
                                          Capital Securities.


                          THE NEW CAPITAL SECURITIES

  Securities Offered  . . . . . . .       Up    to   $30,000,000    aggregate
                                          Liquidation  Amount of  the Trust's
                                          New  Capital Securities  which have
                                          been    registered     under    the
                                          Securities Act (Liquidation  Amount
                                          $1,000  per New  Capital Security).
                                          The New Capital  Securities will be
                                          issued,   and   the   Old   Capital
                                          Securities  were issued,  under the
                                          Trust Agreement.   The  New Capital
                                          Securities  and  any  Old   Capital
                                          Securities       which       remain
                                          outstanding  after consummation  of
                                          the   Exchange   Offer  will   vote
                                          together  as  a  single  class  for
                                          purposes  of   determining  whether
                                          holders     of     the    requisite
                                          percentage      in      outstanding
                                          Liquidation  Amount   thereof  have
                                          taken certain actions or  exercised
                                          certain  rights  under  the   Trust
                                          Agreement.    See  "Description  of
                                          New Securities--Description of  New
                                          Capital Securities--Voting  Rights;
                                          Amendment of the Trust  Agreement."
                                          The  terms   of  the   New  Capital
                                          Securities  are  identical  in  all
                                          material respects  to the  terms of
                                          the Old Capital Securities,  except
                                          that  the  New  Capital  Securities
                                          have  been  registered  under   the
                                          Securities  Act  and  will  not  be
                                          subject  to  the  $100,000  minimum
                                          Liquidation     Amount     transfer
                                          restriction   and   certain   other
                                          restrictions      on       transfer
                                          applicable   to  the   Old  Capital
                                          Securities  and  will  not  provide
                                          for    any    increase    in    the
                                          Distribution  rate  thereon.    See
                                          "The  Exchange  Offer--Purpose   of
                                          the  Exchange Offer,"  "Description
                                          of     New      Securities"     and
                                          "Description of Old Securities."

  Distribution Dates  . . . . . . .       January  31  and July  31  of  each
                                          year, commencing July 31, 1997.

  Extension Periods . . . . . . . .       So long  as no  Debenture Event  of
                                          Default  (as  defined  herein)  has
                                          occurred    and   is    continuing,
                                          Distributions  on  the New  Capital
                                          Securities  will  be  deferred  for
                                          the   duration  of   any  Extension
                                          Period  elected by  the Corporation
                                          with  respect  to  the  payment  of
                                          interest   on   the   New    Junior
                                          Subordinated   Debentures.       No
                                          Extension  Period  will  exceed  10
                                          consecutive semi-annual  periods or
                                          extend  beyond the  Stated Maturity
                                          Date.    See  "Description  of  New
                                          Securities--Description   of    New
                                          Junior  Subordinated   Debentures--
                                          Option  to Extend  Interest Payment
                                          Date"  and  "Certain United  States
                                          Federal Income  Tax Considerations-
                                          -Interest   Income   and   Original
                                          Issue Discount."

  Ranking . . . . . . . . . . . . .       The  New  Capital  Securities  will
                                          rank   pari  passu,   and  payments
                                          thereon  will  be  made  pro  rata,
                                          with  the  Old  Capital  Securities
                                          and  the  Common Securities  except
                                          as described under "Description  of
                                          New  Securities--  Description   of
                                          New      Capital       Securities--
                                          Subordination       of       Common
                                          Securities."      The  New   Junior
                                          Subordinated  Debentures will  rank
                                          pari  passu  with  the  Old  Junior
                                          Subordinated  Debentures  and   all
                                          other      junior      subordinated
                                          debentures (if  any) issued  by the
                                          Corporation   (collectively,    the
                                          "Other  Debentures")  and sold  (if
                                          at all)  to other  trusts (if  any)
                                          established by the Corporation,  in
                                          each  case  similar  to  the  Trust
                                          (the "Other  Trusts"), and  will be
                                          unsecured and subordinate and  rank
                                          junior in  right of payment  to all
                                          Senior  Indebtedness to  the extent
                                          and in the manner set forth  in the
                                          Indenture.    See  "Description  of
                                          New Securities--Description  of New
                                          Junior  Subordinated   Debentures."
                                          The  New Guarantee  will rank  pari
                                          passu  with the  Old Guarantee  and
                                          all   other  guarantees   (if  any)
                                          issued  by  the  Corporation   with
                                          respect  to capital  securities (if
                                          any)   issued   by   Other   Trusts
                                          (collectively,      the      "Other
                                          Guarantees") and will be  unsecured
                                          and subordinate and  rank junior in
                                          right  of  payment  to  all  Senior
                                          Indebtedness to  the extent  and in
                                          the  manner  set forth  in  the New
                                          Guarantee.    See  "Description  of
                                          New Securities--Description  of New
                                          Guarantee."

  Redemption  . . . . . . . . . . .       The  Trust  Securities are  subject
                                          to mandatory  redemption in  a Like
                                          Amount,  (i) in  whole  but not  in
                                          part, on  the Stated  Maturity Date
                                          upon   repayment   of  the   Junior
                                          Subordinated  Debentures,  (ii)  in
                                          whole but not in part, at any  time
                                          prior   to   January   31,    2007,
                                          contemporaneously     with      the
                                          optional  prepayment of  the Junior
                                          Subordinated   Debentures   by  the
                                          Corporation  upon   the  occurrence
                                          and   continuation  of   a  Special
                                          Event  and  (iii)  in whole  or  in
                                          part,  at  any  time  on  or  after
                                          J a n u a r y    3 1 ,    2 0 0 7 ,
                                          contemporaneously     with      the
                                          optional    prepayment    by    the
                                          Corporation    of     the    Junior
                                          Subordinated  Debentures,  in  each
                                          case  at the  applicable Redemption
                                          Price.    See "Description  of  New
                                          Securities--Description   of    New
                                          Capital Securities-- Redemption."

  Rating  . . . . . . . . . . . . .       The  New  Capital  Securities   are
                                          expected  to  be  rated  "BBB-"  by
                                          Thomson BankWatch, Inc.

  Voting Rights . . . . . . . . . .       Holders  of New  Capital Securities
                                          will  have  limited  voting  rights
                                          relating    generally    to     the
                                          modification  of  the  New  Capital
                                          Securities  and  the New  Guarantee
                                          and  the  exercise of  the  Trust's
                                          rights  as the  holder  of the  New
                                          Junior   Subordinated   Debentures.
                                          Holders  of New  Capital Securities
                                          will  not be  entitled to  appoint,
                                          remove      or     replace      the
                                          Administrative   Trustees   at  any
                                          time  or  the Property  Trustee  or
                                          the  Delaware  Trustee except  upon
                                          the  occurrence  of certain  events
                                          described     herein.           See
                                          "Description  of  New  Securities--
                                          Description    of    New    Capital
                                          Securities--Voting          Rights;
                                          Amendment  of the  Trust Agreement"
                                          and     "--Removal     of    Issuer
                                          Trustees."

  Absence  of  Market   for  the  New     The New Capital  Securities will be
  Capital Securities  . . . . . . .       a  new  issue   of  securities  for
                                          which   there   currently   is   no
                                          market.   Although M.A.  Schapiro &
                                          Co.,     Inc.     (the     "Initial
                                          Purchaser")   has    informed   the
                                          Corporation and  the Trust  that it
                                          currently intends to  make a market
                                          in the  New Capital  Securities, it
                                          is not obligated to  do so, and any
                                          such    market   making    may   be
                                          discontinued  at  any time  without
                                          notice.  Accordingly,  there can be
                                          no assurance as  to the development
                                          or liquidity of any  market for the
                                          New Capital Securities.   The Trust
                                          and the  Corporation do  not intend
                                          to  apply for  listing  of the  New
                                          Capital    Securities    on     any
                                          securities    exchange    or    for
                                          quotation  through  NASDAQ.     See
                                          "Plan of Distribution."


                                 RISK FACTORS

     Prospective investors should consider carefully, in addition to the other information contained in this Prospectus, and incorporated by reference herein, the following factors in connection with the Exchange Offer and the New Capital Securities offered hereby.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES

     The obligations of the Corporation under the Guarantee and the Junior Subordinated Debentures will be unsecured and subordinate and rank junior in right of payment to all Senior Indebtedness. In addition, in the case of a bankruptcy or insolvency proceeding involving the Corporation, the Corporation's obligations under the Guarantee will also be subordinate and rank junior in right of payment to all liabilities (other than Other Guarantees) of the Corporation. At March 31, 1997, the Corporation had no outstanding Senior Indebtedness. Because the Corporation is a bank holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. At March 31, 1997, Community Bank had an aggregate (excluding deposits and liabilities owed to the Corporation) of approximately $1,108 million of interest-bearing deposits and other borrowings outstanding. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of Community Bank, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. In addition, Community Bank is subject to certain restrictions imposed by state and federal law on any loans or extensions of credit to, investments in or asset purchases from, the Corporation or its non-banking affiliates. Such transactions by Community Bank are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of Community Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of Community Bank's capital and surplus. Such restrictions also prevent the Corporation and such other affiliates from borrowing from Community Bank unless the loans are secured in specific amounts. In addition, there are state and federal regulatory limitations on the payment of dividends directly or indirectly to the Corporation from Community Bank. Federal and state regulatory agencies also have the authority to limit payment of dividends by Community Bank based on the capital adequacy of Community Bank and the safety and soundness of Community Bank following payment of the proposed dividend. None of the Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of indebtedness, including Senior Indebtedness, that may be incurred by the Corporation. See "Description of New Securities-- Description of New Guarantee--Status of New Guarantee" and "--Description of New Junior Subordinated Debentures--Subordination."

     The ability of the Trust to pay amounts due on the Capital Securities is
solely  dependent  upon   the  Corporation  making  payments  on  the  Junior
Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSIDERATIONS

     So long as no Debenture Event of Default shall have occurred and be continuing, the Corporation will have the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. As a consequence of any such deferral, semi-annual Distributions on the Trust Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Trust Securities are entitled will accumulate additional Distributions thereon at the rate of 9.75% per annum, compounded semi-annually, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures) from the respective payment dates for such Distributions during the relevant Extension Period.

     The Corporation may extend any existing Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the expiration of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the annual rate of 9.75%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of New Securities--Description of New Capital Securities--Distributions" and "--Description of New Junior Subordinated Debentures--Option to Extend Interest Payment Date."

     Should the Corporation exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of Trust Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to its Trust Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of Trust Securities. As a result, each such holder of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions thereafter. See "Certain United States Federal Income Tax Considerations-- Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

     Should the Corporation elect to exercise its right to defer payments of interest on the Junior Subordinated Debentures in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, merely as a result of the existence of the Corporation's right to defer payments of interest on the Junior Subordinated Debentures, the market price of the Capital Securities may be more volatile than the market prices of other securities on which OID accrues and that are not subject to such deferrals.

SPECIAL EVENT REDEMPTION

     Upon the occurrence and continuation of a Special Event (as defined under "Description of New Securities--Description of New Junior Subordinated Debentures--Special Event Prepayment"), the Corporation will have the right to prepay the Junior Subordinated Debentures in whole (but not in part) prior to January 31, 2007, at the Special Event Prepayment Price within 90 days following the occurrence of such Special Event and therefore cause a mandatory redemption of the Trust Securities at the Special Event Redemption Price. The exercise of such right is subject to the Corporation having received the prior approval of the Federal Reserve, if then required under applicable guidelines or policies thereof. See "Description of New Securities--Description of New Capital Securities--Redemption."

POSSIBLE TAX LAW CHANGES AFFECTING THE CAPITAL SECURITIES

     On February 6, 1997, as part of the Clinton Administration's fiscal 1998 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") which would, among other things, generally deny corporate issuers a deduction for interest in respect of the debt obligations, such as the New Junior Subordinated Debentures, issued on or after the date "of first committee action," if such debt obligations have a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. On June 9, 1997, Representative William Archer, Chairman of the House Ways and Means Committee (the "House Committee"), released the House Committee Chairman's proposed tax provisions (the "House Committee Chairman's Proposals") to be included in the 1997 budget reconciliation bill. In addition, on June 17, 1997, Senator William Roth, Chairman of the Senate Finance Committee (the "Senate Committee"), released the Senate Committee Chairman's proposed tax provisions (the "Senate Committee Chairman's Proposals") to be included in the 1997 budget reconciliation bill. The Proposed Legislation was not included in either the House Committee Chairman's Proposals or the Senate Committee Chairman's Proposals. If legislation similar to the Proposed Legislation were enacted, there can be no assurance that it will not adversely affect the ability of the Corporation to deduct the interest payable on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which would permit the Corporation to cause a redemption of the Trust Securities at the Special Event Redemption Price by electing to prepay the Junior Subordinated Debentures at the Special
Event Prepayment Price.    See  "Certain United  States  Federal  Income  Tax
Considerations--Proposed Tax Legislation."

POSSIBLE ADVERSE EFFECT ON MARKET PRICES

     There can be no assurance as to the market prices for New Capital Securities or New Junior Subordinated Debentures distributed to the holders of New Capital Securities if a termination of the Trust were to occur. Accordingly, the New Capital Securities or the New Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase the Old Capital Securities. Because holders of Capital Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of New Capital Securities are also making an investment decision with regard to the New Junior Subordinated Debentures and should carefully review all of the information regarding the New Junior Subordinated Debentures contained herein. See "Description of New Securities--Description of New Junior Subordinated Debentures."

RIGHTS UNDER THE GUARANTEE

     The Chase Manhattan Bank will act as Guarantee Trustee and will hold the Guarantee for the benefit of the holders of the Capital Securities. The Chase Manhattan Bank will also act as Property Trustee and as Debenture Trustee under the Indenture. The Chase Manhattan Bank Delaware will act as Delaware Trustee under the Trust Agreement. The Old Guarantee guarantees, and the New Guarantee will guarantee, as the case may be, to the holders of the Capital Securities the following payments, to the extent not paid by the
Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time, (ii) the applicable Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, and
(iii) upon a voluntary or involuntary termination and liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand legally available therefor at such time and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities upon a termination and liquidation of the Trust. The holders of a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee. Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Corporation defaults on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust will not have sufficient funds for the payment of Distributions or amounts payable on liquidation of the Trust or redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities will not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay principal of (or premium, if any) or interest on the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of (or premium, if any) or interest on such Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (and premium, if any) and interest on the Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or to assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of New Securities--Description of New Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of New Capital Securities," "--Description of New Junior Subordinated Debentures--Debenture Events of Default" and "--Description of New Guarantee." The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Indenture.

LIMITED VOTING RIGHTS

     Holders of Capital Securities will generally have limited voting rights relating only to the modification of the Capital Securities, the termination or liquidation of the Trust, and the exercise of the Trust's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace the Administrative Trustees at any time or the Property Trustee or the Delaware Trustee, except upon the occurrence of certain events described herein, and such voting rights are vested exclusively in the holder of the Common Securities. The Property Trustee, the Administrative Trustees and the Corporation may amend the Trust Agreement without the consent of holders of Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Description of New Securities--Description of New Capital Securities--Voting Rights; Amendment of the Trust Agreement" and "--Removal of Issuer Trustees."

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

     The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Corporation and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected.

     The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of New Securities--Description of New Capital Securities--Voting Rights; Amendment of the Trust Agreement."

     The Old Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by June 28, 1997 and declared effective by July 28, 1997, the Distribution rate borne by the Old Capital Securities, currently 9.75% per annum, commencing on July 29, 1997 will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Old Securities."

ABSENCE OF PUBLIC MARKET

     The Old Capital Securities were issued to, and the Corporation believes the Old Capital Securities are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the New Capital Securities. Although the New Capital Securities generally may be resold or otherwise transferred by the holders (who are not affiliates of the Corporation or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Old Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Old Capital Securities). New Capital Securities may be transferred by the holders thereof in blocks having a Liquidation Amount of $1,000 (one New Capital Security) or integral multiples thereof. The Corporation and the Trust have been advised by the Initial Purchaser that the Initial Purchaser presently intends to make a market in the New Capital Securities. However, the Initial Purchaser is not obligated to do so and any market-making activity with respect to the New Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the New Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

     If a public trading market develops for the New Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Corporation's results and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Corporation, the New Capital Securities may trade at a discount.

     Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are Affiliates of the Corporation or the Trust may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

     Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."


                     RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratios of earnings to fixed charges of the Corporation for the respective periods indicated.

                                        Three Months
                                             Ended
                                           March 31,
                                             1997                        Years Ended December 31,
                                                              1996     1995    1994     1993    1992
Ratio of Earnings to Fixed Charges  . .      2.71x            4.79x   4.28x   5.01x   17.53x  22.33x


     For purposes of computing the ratios of earnings to fixed charges, earnings represent net income before extraordinary items plus applicable income taxes and fixed charges. Fixed charges include gross interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense.

                               USE OF PROCEEDS

     Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. In consideration for issuing the New Capital Securities in exchange for Old Capital Securities as described in this Prospectus, the Trust will receive Old Capital Securities in like Liquidation Amount. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and cancelled.

     The proceeds to the Trust (without giving effect to expenses of the offering payable by the Corporation) from the offering of the Old Capital Securities was $29,797,500. All of the proceeds from the sale of Old Capital Securities were invested by the Trust in the Junior Subordinated Debentures. The Corporation used a portion of the net proceeds from the sale of the Old Junior Subordinated Debentures to redeem all 45,000 shares of its 9.00% Cumulative Perpetual Preferred Stock, Series A at $104 per share plus $4.00 per share in accrued dividends, effective March 10, 1997. The Corporation intends to use the remaining net proceeds for general corporate purposes, including the making of advances to its subsidiaries, principally Community Bank. A portion of such proceeds has been (and may be) used in connection with the Fleet and KeyBank acquisitions. See "Recent Developments-- Acquisitions." Pending such applications by the Corporation, such net proceeds may be advanced to Community Bank to be used to pay down existing short-term borrowings or invested in interest-bearing securities.

                                CAPITALIZATION

     The following table sets forth the unaudited consolidated capitalization of the Corporation as of December 31, 1996, as adjusted to give effect to the issuance of the Old Securities and to the application of the proceeds thereof. The following data should be read in conjunction with the financial information incorporated herein by reference. See "Incorporation of Certain Documents by Reference." The issuance of the New Securities in the Exchange Offer will have no effect on the capitalization of the Corporation.


                                                                            December 31, 1996
                                                                        Actual           As Adjusted
                                                                              (in thousands)
Term borrowings . . . . . . . . . . . . . . . . . . . . . . .           $100,000             $100,000
Corporation obligated mandatorily redeemable preferred
securities of subsidiary trust holding solely subordinated
debentures of the Corporation (net of issuance discount)(1) .                 --               29,798
Shareholders' equity:(2)
     Preferred stock, $100 stated value, 45,000 shares
     authorized, issued and outstanding(3)  . . . . . . . . .              4,500                   --
     Common stock, $1.00 stated value, 20,000,000 shares
     authorized, 7,474,406 shares issued and outstanding  . .              7,474                7,474
     Surplus  . . . . . . . . . . . . . . . . . . . . . . . .             30,782               30,602
     Undivided profits  . . . . . . . . . . . . . . . . . . .             65,691               65,691
     Unrealized gains (losses) on available for sale                         948                  948
     securities . . . . . . . . . . . . . . . . . . . . . . .
     Shares issued under employee stock plan--unearned  . . .                (43)                 (43)
       Total stockholders' equity . . . . . . . . . . . . . .            109,352              104,672
       Total capitalization . . . . . . . . . . . . . . . . .           $209,352             $234,470



__________________

(1) Reflects the Old Capital Securities. The Trust is a subsidiary of the Corporation and holds the Old Junior Subordinated Debentures as its sole asset.

(2) The common stock and surplus accounts have been adjusted to reflect a two-for-one stock split, effected as a stock dividend on March 12, 1997 to shareholders of record on February 10, 1997. In conjunction with the stock split, the $1.25 par value common stock was changed to no par with a $1.00 stated value, and the number of authorized shares increased from 5,000,000 to 20,000,000.

(3) Reflects the Corporation's March 10, 1997 redemption of the 45,000 shares of preferred stock at $104 per share, plus $4.00 per share in accrued dividends, utilizing a portion of the proceeds from the Old Junior Subordinated Debentures.

                 SELECTED CONSOLIDATED FINANCIAL INFORMATION

     The following table set forth selected consolidated historical financial data of the Corporation as of and for each of the years in the five-year period ended December 31, 1996 (the "Year End Data") and the three months ended March 31, 1997 and March 31, 1996, (the "Quarterly Data"). The historical "Income Statement Data", "End of Period Balance Sheet Data", "Per Share Data", "Outstanding Shares", and certain "Selected Ratios" contained in the Year End Data are derived from financial statements which have been audited by Coopers & Lybrand L.L.P., independent public accountants. All other information contained in the Year End Data and all Quarterly Data are unaudited.


                               Three Months ended
                                    March 31,                                     Year ended December

                                    1997       1996      1996      1995      1994   1993       1992
                                           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Interest income . . . . .    $    27,048 $   22,677 $  97,688    $83,387   $61,575  $ 54,642 $   56,345

Interest expense  . . . .         12,678      9,472    42,422    36,307    22,130    17,733     21,608
     Net interest income          14,370     13,205    55,266    47,080    39,445    36,909     34,737
Provision for possible
loan losses . . . . . . .            730        588     2,897     1,765     1,702     1,506      2,727
     Net interest income
     after provision for          13,640    12,617     52,369    45,315    37,743    35,403     32,010
     possible loan losses
Non-interest income . . .          2,326      1,953     8,874     6,558     5,120     4,764      5,082
Non-interest expense  . .         10,179      9,252    37,450    33,019    26,498    24,827     26,447

     Income before income          5,787      5,318    23,793    18,854    16,365    15,340     10,645
     taxes  . . . . . . .
Provision for income taxes         2,122      2,180     9,660     7,384     6,256     5,765      3,139
     Net income . . . . .    $     3,665 $    3,138$   14,133$   11,470  $ 10,109  $  9,575 $    7,506

END OF PERIOD BALANCE
SHEET DATA:
Total Assets  . . . . . .     $1,395,284 $1,208,127$1,343,865$1,152,045 $ 915,501 $ 713,053  $ 669,274

Net Loans . . . . . . . .        674,178    576,495   652,474  560,151    483,079   417,871    362,356
Earning Assets  . . . . .      1,283,340  1,078,762 1,231,0581,034,183    861,599   671,415    625,342
Total Deposits  . . . . .      1,061,061  1,059,508 1,027,2131,016,946    679,638   588,315    557,915
Long-term debt and capital       100,000     25,550   100,000   25,550        550       592        139
lease  . . . .
Shareholders' equity  . .        106,244    101,488   109,352  100,060     66,290    61,986     53,417
AVERAGE BALANCE SHEET
DATA:
Total Assets  . . . . . .     $1,373,667 $1,173,828$1,251,826$1,054,610$ 808,948 $ 684,863  $ 650,804
Net Loans . . . . . . . .        661,724    569,267   602,717  519,762    446,135   382,680    351,241
Earning Assets  . . . . .      1,269,910  1,063,977 1,147,455  975,257    756,871   640,070    601,636
Total Deposits  . . . . .      1,038,433  1,035,593 1,032,169  871,050    651,479   598,860    585,571
Long-term debt and capital       100,000     25,550    57,006    3,399        557       256        379
lease . . . .
Shareholders' equity  . .        108,887    100,223   103,398   84,229     64,033    57,298     50,868
COMMON PER SHARE DATA:(2)

Net Income  . . . . . . .    $      0.47     $ 0.41$     1.83  $  1.70     $ 1.80    $ 1.72     $ 1.38
Cash dividend declared  .           0.18       0.17      0.69     0.62       0.57      0.52       0.45
Period-end book value . .          14.13      13.17     14.03    12.99      11.89     11.28       9.91
Period-end tangible book           10.07       8.65      9.85     8.37      10.80     11.20       9.79
value . . . . . . . . . .
OUTSTANDING COMMON
SHARES:
Average during period . .      7,620,333  7,427,433 7,482,518 6,522,410 5,629,420 5,576,660  5,444,186
End of period . . . . . .      7,518,262  7,364,630 7,474,406 7,359,250 5,576,300 5,496,636  5,393,520
SELECTED RATIOS:
Return on average total           1.08%      1.08%     1.13%     1.09%     1.25%     1.40%      1.15%
assets(1) . . . . . . . .
Return on average                13.79%     12.76%    13.88%    13.85%    15.79%    16.71%     14.76%
shareholders' equity(1) .
Common dividend payout           36.93%     38.72%    37.27%    34.79%    31.24%    29.67%     32.26%
ratio . . . . . . . . . .
Net interest margin
(taxable equivalent               4.62%      5.04%     4.88%     4.88%     5.30%     5.90%      5.82%
basis)(1) . . . . . . . .
Non-interest income to
average assets (excluding         0.69%      0.67%     0.71%     0.64%     0.69%     0.70%      0.75%
security gains and
losses)(1)  . . . . . . .
Efficiency ratio  . . . .        60.60%     60.60%    58.00%    60.82%    57.94%    58.45%     65.48%
Non-performing assets to
period-end total loans and        0.60%      0.54%     0.55%     0.47%     0.72%     0.73%      0.67%
other real estate owned .
Allowance for loan losses
to period-end loans . . .        1.25%       1.25%     1.25%     1.25%     1.30%     1.37%      1.37%
Allowance for loan losses
to period-end non-              255.00%    273.00%   285.58%   349.69%   192.79%   238.67%    310.05%
performing loans  . . . .
Allowance for loan losses
to period-end non-              208.85%    228.56%   224.33%   267.40%   179.67%   186.06%    205.72%
performing assets . . . .
Net charge-offs
(recoveries) to average           0.28%      0.27%     0.29%     0.21%     0.25%     0.20%      0.59%
total loans  . . . . .
Average net loans to             63.72%     54.97%    58.39%    59.67%    68.48%    63.90%     59.98%
average total deposits  .
Period-end total
shareholders' equity to           7.61%      8.40%     8.14%     8.69%     7.24%     8.69%      7.98%
period end assets . . . .
Tier I capital to risk-          13.95%     10.67%    10.70%    10.62%    12.43%    14.87%     13.13%
adjusted assets . . . . .
Total risk-based capital
to risk-adjusted assets .        15.06%     11.81%    11.83%    11.76%    13.68%    16.12%     14.37%
Tier I leverage ratio . .         7.86%      5.75%     5.88%     5.83%     6.80%     8.46%      7.90%
Ratio of earnings to fixed
charges:
Including interest on           145.42%    155.82%   155.77%   151.63%   173.40%   185.75%    148.72%
deposits  . . . . . . . .
Excluding interest on           271.37%   1338.81%   478.68%   428.30%   500.78% 1,753.02%  2,233.27%
deposits  . . . . . . . .

____________________

(1)  Annualized for the three months ended March 31, 1997 and 1996.
(2)  Adjusted to reflect two-for-one stock split.  See "Capitalization."

                          COMMUNITY CAPITAL TRUST I

          The Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on January 29, 1997. The Trust exists for the exclusive purposes of
(i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire the Junior Subordinated Debentures and, (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities). The Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities are owned by the Corporation. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from a Debenture Event of Default, the rights of the Corporation as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of New Capital Securities--Subordination of Common Securities." The Corporation has acquired Common Securities in a Liquidation Amount equal to at least 3% of the total capital of the Trust. The Trust has a term of 31 years, but may terminate earlier as provided in the Trust Agreement. The Trust's business and affairs are conducted by its trustees, each appointed by the Corporation as holder of the Common Securities. The trustees for the Trust are The Chase Manhattan Bank, as the Property Trustee (the "Property Trustee"), The Chase Manhattan Bank Delaware, as the Delaware Trustee (the "Delaware Trustee"), and three individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Corporation (collectively, the "Issuer Trustees"). The Chase Manhattan Bank, as Property Trustee, will act as sole indenture trustee under the Trust Agreement. The Chase Manhattan Bank will also act as indenture trustee under the Guarantee and the Indenture. See "Description of New Securities--Description of New Guarantee" and "--Description of New Junior Subordinated Debentures." The holder of the Common Securities or, if an Event of Default under the Trust Agreement has occurred and is continuing, the holders of a majority in Liquidation Amount of the Capital Securities will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. The Corporation, as issuer of the Junior Subordinated Debentures, will pay all fees, expenses, debts and obligations (other than the Trust's obligations to holders of Trust Securities with respect to payments of principal, interest and premium, if any) related to the Trust and the offering and exchange of the Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. The principal executive office of the Trust is 5790 Widewaters Parkway, DeWitt, New York 13214.


                         COMMUNITY BANK SYSTEM, INC.

          Community Bank System, Inc., a Delaware corporation (the "Corporation), is a bank holding company headquartered in DeWitt, New York which owns all of the outstanding stock of its principal operating subsidiary Community Bank, National Association ("Community Bank"). Community Bank is a full service commercial bank providing a range of banking services through its two regional offices in Canton, New York and Olean, New York, and through a total of 49 customer facilities in the counties of St. Lawrence, Jefferson, Lewis, Cayuga, Seneca, Ontario, Oswego, Oneida, Wayne, Yates, Onondaga, Allegany, Cattaraugus, Tioga and Steuben. These counties are grouped by Community Bank into three distinct banking markets: Northern New York, Finger Lakes Region, and the Southern Tier (which is further divided into the Olean and Corning submarkets).

          Community Bank has expanded its market area and customer base through a series of branch acquisitions over the past several years. Most notably, in July 1995, Community Bank acquired fifteen branches from The Chase Manhattan Bank, N.A. ("Chase") having $383 million in deposits. Three of these branches, having $43 million in deposits, which were outside of Community Bank's core market areas, were subsequently sold to another financial institution in December 1995. In addition, the Corporation acquired Benefit Plans Administrators ("BPA"), a pension administration and consulting firm located in Utica, New York, in July 1996 to help expand its product offerings. Effective June 16, 1997, Community Bank acquired certain assets and assumed certain liabilities in connection with eight KeyBank branch locations in upstate New York. In addition, Community Bank has entered into a Purchase and Assumption Agreement with Fleet Bank for the acquisition of certain assets and the assumption of certain liabilities relating to twelve Fleet Bank branch locations in upstate New York. See "Recent Developments-- Acquisitions."

          As of December 31, 1996, the Corporation had consolidated assets of $1.3 billion, deposits of $1.0 billion and shareholders' equity of $109.4 million. The Corporation's net income for the year ended December 31, 1996 was $14.1 million, or $1.83 per share.

          Community Bank offers a broad range of financial services to both commercial and retail customers located in its market area, including accepting time, demand and savings deposits, and making secured and unsecured commercial, real estate and consumer loans. Related financial services provided include a range of trust services and the offering of annuities, mutual funds and other non-deposit investment products. Community Bank's lending activities primarily take the form of commercial, agricultural, consumer and real estate loans and indirect consumer financing. Community Bank's lending and investment activities are funded principally by deposits gathered through its retail branch office network.

          Consistent with its commitment to serving the financial needs of customers in the local communities where its offices are located, Community Bank's marketing efforts are directed primarily toward individuals and small- to medium-sized businesses. Community Bank's strategy for growth focuses primarily on the further development of its community-based retail branch network. As a community-oriented bank, Community Bank's emphasis is on development of long-term customer relationships, personalized service, convenient locations, and responding to the specific needs of individuals and businesses in its market area. The Corporation believes that the local character of the business environment, knowledge of the customer and customer needs, and comprehensive retail and small business products, together with rapid decision-making at the branch and regional level, enable Community Bank to compete effectively in its market area.

          The Corporation is a legal entity separate and distinct from its subsidiaries. The ability of holders of debt and equity securities of the Corporation to benefit from the distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to prior claims of creditors of the subsidiary (including depositors in the case of banking subsidiaries) except to the extent that a claim of the Corporation as a creditor may be recognized.

          There are various statutory and regulatory limitations of the extent to which present and future banking subsidiaries of the Corporation can finance or otherwise transfer funds to the Corporation or its nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases.

          In addition, there are regulatory limitations on the payment of dividends directly or indirectly to the Corporation from its bank subsidiary. Under applicable banking statutes, at December 31, 1996, Community Bank could have declared additional dividends of approximately $18.3 million. However, federal and state regulatory agencies also have the authority to limit further Community Bank's payment of dividends based on other factors, such as the maintenance of adequate capital for Community Bank, which would reduce the amount of dividends otherwise payable.

          Under the policy of the Federal Reserve, the Corporation is expected to act as a source of financial strength to Community Bank and to commit resources to support Community Bank in circumstances where the Corporation might not do so absent such policy. In addition, any subordinated loans by the Corporation to Community Bank would also be subordinate in right of payment to depositors and obligations to general creditors of Community Bank.

                             RECENT DEVELOPMENTS

Acquisitions
------------

          KeyBank Acquisition. On February 10, 1997, Community Bank entered into a Purchase and Assumption Agreement (the "Key Agreement") with KeyBank. The Key Agreement provided for the acquisition of certain assets and the assumption of certain liabilities (the "Key Acquisition") by Community Bank relating to eight KeyBank branches located in Alfred, Cuba, Wellsville, Gowanda, Cassadaga, Clymer, Ripley and Sherman, New York (the "Key Branches").

         The Key  Acquisition was consummated  effective June 16, 1997.   At
the closing, and subject to the terms of the Key Agreement: (i) Community Bank assumed deposit liabilities booked at the Key Branches of approximately $149.9 million; (ii) Community Bank acquired certain commercial and consumer loans associated with the Key Branches of approximately $25.0 million; and
(iii) Community Bank acquired real property owned or leased by KeyBank for operation of the Key Branches and related furniture, equipment and other fixed operating assets worth, in the aggregate, approximately $1.8 million. Community Bank did not acquire any nonconforming assets, and did not assume any material contingent liabilities, in connection with the Key Acquisition. The Key Acquisition will be accounted for as a purchase and assumption.

          Following the Key Acquisition, Community Bank will retain approximately 50 full-time equivalent KeyBank employees currently associated with the Key Branches. All such personnel are administrative, clerical, customer service representatives, or branch managers.

          Pursuant to the Key Agreement, neither KeyBank nor any of its affiliates may solicit any customer of the Key Branches or any middle-market loan designated in the Key Agreement, except as may occur as a result of solicitations to the general public. In addition, for two years following the closing, KeyBank may not open any branch office or install any automatic teller machine in any city, town or village in which the former Key Branches are located. Finally, for two years following the closing, KeyBank may not solicit the employment of any employees of the former Key Branches without the written consent of Community Bank.

          Fleet Bank Acquisition. On March 21, 1997, Community Bank entered into a Purchase and Assumption Agreement (the "Fleet Agreement") with Fleet Bank. The Fleet Agreement provides for the acquisition of certain assets and the assumption of certain liabilities (the "Fleet Acquisition") by Community Bank relating to twelve Fleet Bank branches located in St. Regis Falls, Old Forge, Clayton, Watertown (two branches), Lowville, Boonville, Ogdensburg (two branches), Gouverneur, and Massena (two branches), New York (the "Fleet Branches").

          The closing of the Fleet Acquisition is contingent upon receipt by the parties of all necessary regulatory approvals, including the approval of the Office of the Comptroller of the Currency (the "OCC"). It is currently anticipated that the Fleet Acquisition will close during the third quarter of 1997. At the closing, and subject to the terms of the Fleet Agreement: (i) Community Bank will assume deposit liabilities booked at the Fleet Branches which totaled approximately $181.7 million as of December 31, 1996; (ii) Community Bank will acquire certain commercial, consumer and home equity loans associated with the Fleet Branches and estimated to be approximately $71 million as of December 31, 1996; and (iii) Community Bank will acquire real property and fixed assets related to the Fleet Branches worth, in the aggregate, approximately $2 million as of December 31, 1996. A loan loss reserve in the amount of $1 million will be established at the closing date, equal to approximately 1.42% of the loans to be acquired from Fleet Bank. At closing, approximately $129,000 worth of acquired loans that are considered substandard and doubtful will be charged off against the reserve. Community Bank will not assume any material contingent liabilities in connection with the Fleet Acquisition. The Fleet Acquisition will be accounted for as a purchase and assumption.

          Following the Fleet Acquisition, Community Bank will retain approximately 68 full-time equivalent Fleet Bank employees currently associated with the Fleet Branches. All such personnel are administrative, clerical, customer service representatives or branch managers.

          Pursuant to the Fleet Agreement, for a period of two years following the closing, Fleet Bank may not directly and actively solicit deposit or lending customers of the Fleet Branches.

Results of Operations
---------------------

     For the Year Ended December 31, 1997

          As of December 31, 1996, total assets were $1.3 billion, total deposits were $1.0 billion and shareholders' equity was $109.4 million. Total assets were up 16.7% from December 31, 1995 due primarily to increases in investment securities from $468.0 million to $578.6 million and in loans from $560.2 million to $652.5 million. These earning-asset increases were funded primarily through increased borrowings. Borrowed funds increased from

$25.6 million at December 31, 1995 to $196.8 million at December 31, 1996, while deposits increased only $10.3 million or 1.0%. Total shareholders' equity increased to $109.4 million from $100.1 million, primarily as a result of retained earnings.

          Net income for the year ending December 31, 1996 was $14.1 million, up 23.2% from the prior year's $11.5 million. Earnings per share rose 7.6% to $1.83 per share in 1996 from $1.70 in 1995. Greater average shares outstanding during 1996 is the reason earnings per share showed a smaller increase over 1995 than net income. For the three months ended December 31, 1996, net income was $3.7 million and earnings per share was $0.48. These results reflected increases of 18% over the $3.1 million in net income and 20% over the $0.40 per share earned during the three months ended December 31, 1995.

          Net interest income for the year ended December 31, 1996 increased 17.4% over 1995 to $55.3 million, primarily due to the increased level of average earning-assets. Net interest margin for 1996 was 4.86% versus 4.88% in 1995. For the three-month period ended December 31, 1996, net interest income rose 6.6% over the comparable period in 1995 to $14.2 million. The higher level of earning-assets was partially offset by higher funding costs, largely as a result of increased borrowings, which resulted in a net interest margin of 4.70% for the three-month period in 1996 versus 5.05% during the comparable period in 1995.

          The provision for possible loan losses was increased to $2.9 million in 1996, up 64.1% from $1.8 million in 1995. This increase was a result of increased loans outstanding during the year and higher levels of charge-offs during 1996, especially in the fourth quarter as the Corporation undertook an intensive review of its nonperforming loans in light of management's concerns and views about potential economic uncertainties associated with the latter stages of the current expansionary business cycle. Net charge-offs for 1996 increased to 0.29% of average loans from 0.21% in 1995. Nonperforming loans were $2.8 million or 0.44% of total loans outstanding at December 31, 1996, up from $2.0 million and 0.36% at December 31, 1995.

          Noninterest income (excluding security gains and losses) rose to $8.8 million in 1996, up 31.8% over the $6.7 million earned in 1995. The increase is largely a result of revenues associated with the July 1996 acquisition of BPA, increased commission income from the sale of mutual funds and a full year impact of an increased customer base gained from the mid-1995 Chase branch purchase. For the three month period ended December 31, 1996, noninterest income was $2.4 million, up 23.6% from the comparable period in 1995. Higher personal trust fees, in addition to the three major factors noted above for the full year, contributed to this improvement.

          Noninterest expense rose to $37.4 million in 1996, up 13.4% over 1995. The increase is almost entirely due to a full year of expenses related to the Chase branch purchase and six months of expenses related to the acquisition of BPA, offset somewhat by reductions in office supply and FDIC deposit insurance costs and the absence of one-time expenses related to the Chase branch purchase in 1995. For the three-month period ended December 31, 1996, noninterest expenses were $9.5 million or 1.6% below that during the comparable period in 1995. The impact of the expense reductions noted above, plus reduced foreclosure expenses and lower medical costs in the 1996 three-month period, more than offset the increases due to the acquisition of BPA.

     For the First Quarter Ended March 31, 1997

          Net income for the first quarter ended March 31, 1997 was $3.7 million, up 16.8% from $3.1 million in the same period in 1996. Earnings per share rose 14.6% to $0.47 per share in the first quarter of 1997, from $0.41 per share in the first quarter of 1996.

          Net interest income for the first quarter ended March 31, 1997 increased 8.8% over the first quarter of 1996 to $14.4 million, primarily due to the continued increase in average earning assets. Net interest margin for the first quarter of 1997 was 4.62% versus 5.04% for the first quarter of 1996. Higher borrowing costs during the first quarter of 1997 versus the first quarter of 1996 contributed to the decrease in the net interest margin.

          The provision for possible loan losses was increased to $730,000 during the first quarter of 1997, up 24.1% from $588,000 during the first quarter of 1996. This increase reflects coverage of a higher level of net charge-offs and the Corporation's practice of increasing the loan loss reserve consistent with loan growth, so that the reserve to loans outstanding ratio is maintained at 1.25%. Net charge-offs for the first quarter of 1997 were $457,000 or 0.28% of average loans outstanding, compared to $378,000 or
0.27% during the first quarter  of 1996.   Nonperforming loans were  $3.3
million or 0.49% of total loans outstanding at March 31, 1997, up from $2.6 million or 0.44% of total loans outstanding at March 31, 1996.

          Noninterest income (excluding security gains and losses) rose to $2.3 million in the first quarter of 1997, up 19.1% over the $2.0 million
earned in the first quarter of 1996.   The increase is largely the result of
revenues associated with the Corporation's July 1996 acquisition of BPA, and increased commission income from the sale of mutual funds.

          Noninterest expense rose to $10.2 million in the first quarter of 1997, up 10.0% over the first quarter of 1996. This increase reflects the operating costs of BPA, annual personnel increases, higher consulting fees, and higher advertising expense.


                              THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     In connection with the sale of the Old Capital Securities, the Corporation and the Trust entered into the Registration Rights Agreement with the Initial Purchaser, pursuant to which the Corporation and the Trust agreed to file and to use their reasonable efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Old Capital Securities for the New Capital Securities. A copy of the
Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

     The Exchange Offer is being made to satisfy the contractual obligations of the Corporation and the Trust under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same as the form and terms of the Old Capital Securities except that the New Capital Securities have been registered under the Securities Act and will not be subject to the $100,000 minimum Liquidation Amount transfer restriction and certain other restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. In that regard, the Old Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by June 28, 1997 and declared effective by July 28, 1997, the Distribution rate borne by the Old Capital Securities, commencing on July 29, 1997, will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

     The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or "blue sky" laws of such jurisdiction.

     Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from such holder, or any person whose Old Capital Securities are held of record by The Depository Trust Company ("DTC") who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

     Pursuant to the Exchange Offer, the Corporation will exchange promptly after the Expiration Date the Old Guarantee for the New Guarantee and the Old Junior Subordinated Debentures, in an amount corresponding to the aggregate Liquidation Amount of Old Capital Securities accepted for exchange, for a like aggregate principal amount of the New Junior Subordinated Debentures. The New Guarantee and New Junior Subordinated Debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

     The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $30,000,000 aggregate Liquidation Amount of New Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $30,000,000 of New Capital Securities in exchange for a like principal amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof, provided that if any Old Capital Securities are tendered for exchange in part the untendered Liquidation Amount thereof must be $100,000 (100 Capital Securities) or any integral multiple of $1,000 in excess thereof.

     The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $30,000,000 aggregate Liquidation Amount of the Old Capital Securities is outstanding.

     Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

     If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

     Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Corporation will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

     NEITHER THE CORPORATION, THE BOARD OF DIRECTORS OF THE CORPORATION NOR ANY ISSUER TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. EACH HOLDER OF OLD CAPITAL SECURITIES MUST MAKE ITS OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDER'S OWN FINANCIAL POSITION AND REQUIREMENTS.

     The term "Expiration Date" means 5:00 p.m., New York City time, on
, 1997 unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

     The Corporation and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Corporation and the Trust to constitute a material change, or if the Corporation and the Trust waive a material condition of the Exchange Offer, the Corporation and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Old Capital Securities, and the Corporation and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Corporation and the Trust may choose to make any public announcement and subject to applicable law, the Corporation and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW CAPITAL SECURITIES

     Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn promptly after the Expiration Date.

     In  all cases,  delivery of New  Capital Securities in  exchange for Old
Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC,
(ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal.

     The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC.

     Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Old Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

     Pursuant to the Letter of Transmittal, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and that the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

     VALID TENDER. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "-- Exchange Agent," and either (i) tendered Old Capital Securities must be received by the Exchange Agent, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

     If a holder of Old Capital Securities is tendering less than all of the Old Capital Securities held by such holder, the tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     BOOK-ENTRY TRANSFER. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

     DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     SIGNATURE GUARANTEES. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (each of the foregoing, an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

     GUARANTEED DELIVERY. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

     (a)such tenders are made by or through an Eligible Institution;

     (b)a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

     (c)the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

     The Trust's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

     DETERMINATION OF VALIDITY. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Corporation and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Corporation and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for which, may, in the opinion of counsel to the Corporation and the Trust, be unlawful. No alternative, conditional or contingent tenders will be accepted. The Corporation and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

     The interpretation by the Corporation and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Corporation and the Trust, proper evidence satisfactory to the Corporation and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

     A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF NEW CAPITAL SECURITIES

     The Trust is making the Exchange Offer for the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to
third parties  in other transactions.   However, neither the  Corporation nor
the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the
meaning of the Securities Act) of such New Capital Securities.   However, any
holder of Old Capital Securities who is an Affiliate of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased
Old Capital Securities from the Trust for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the  Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such
requirements.   In addition, as  described below, if any  broker-dealer holds
Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

     Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an Affiliate of the Corporation or the Trust,
(ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the
Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described below) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Corporation or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable),
it  shall   extend  the  90-day   period  referred  to  above   during  which
Participating  Broker-Dealers  are   entitled  to  use  this   Prospectus  in
connection with the resale of New Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

     In order for a withdrawal to be effective, a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "-- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate principal amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old
Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the serial numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Old Capital Securities."

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Corporation and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON NEW CAPITAL SECURITIES

     Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive Distributions on such Old Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and including February 3, 1997. Accordingly, holders of New Capital Securities as of the record date for the payment of Distributions on July 31, 1997 will be entitled to receive Distributions accumulated from and including February 3, 1997.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Corporation and the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

     (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an Affiliate of the Corporation or the Trust without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities); or

     (b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Corporation or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

     (c) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Corporation or the Trust, threatened for that purpose; or

     (d) any governmental approval has not been obtained, which approval the Corporation or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Corporation or the Trust determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Corporation or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

     The Chase Manhattan Bank has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

        BY REGISTERED OR CERTIFIED MAIL:                     BY HAND OR OVERNIGHT DELIVERY:
            The Chase Manhattan Bank                            The Chase Manhattan Bank


     Attention:  _________________________                Attention:  _________________________
                  ____________                                        _____________



                            Confirm By Telephone:
                                (212) ___-____

                           Facsimile Transmissions:
                         (ELIGIBLE INSTITUTIONS ONLY)
                                (212) ___-____


     Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

     The Corporation has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Corporation will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

     Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     Neither the Corporation nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the Exchange Offer.


                        DESCRIPTION OF NEW SECURITIES

DESCRIPTION OF NEW CAPITAL SECURITIES

     Pursuant to the terms of the Trust Agreement, the Trust has issued the Old Capital Securities and the Common Securities and will issue the New Capital Securities pursuant to the Exchange Offer. The New Capital Securities will represent preferred beneficial interests in the Trust and the holders of the New Capital Securities and the Old Capital Securities will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "--Subordination of Common Securities." The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the New Capital Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms.

     GENERAL. The Capital Securities (including the Old Capital Securities and the New Capital Securities) are limited to $30,000,000 aggregate
Liquidation Amount at any one time outstanding. The New Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Old Capital Securities and the Common Securities except as described under "- -Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and Common Securities. The New Guarantee will be a guarantee on a subordinated basis but will not guarantee payment of Distributions or amounts payable on redemption of the New Capital Securities or on liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See "--Description of New Guarantee."

     DISTRIBUTIONS. Distributions on the New Capital Securities will be cumulative, will accumulate from February 3, 1997 and will be payable semi-annually in arrears on January 31 and July 31 of each year, commencing July 31, 1997, at the annual rate of 9.75% of the Liquidation Amount to the holders of the New Capital Securities on the relevant record date. The record date will be the fifteenth day prior to the relevant Distribution Date (as defined below). The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any date on which Distributions are payable on the New Capital Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York or Wilmington, Delaware are authorized or required by law or executive order to remain closed.

     So long as no Debenture Event of Default shall have occurred and be continuing, the Corporation will have the right under the Indenture to defer the payment of interest on the New Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. Upon any such election, semi-annual Distributions on the New Capital Securities will be deferred by the Trust during any such Extension Period. Distributions to which holders of the New Capital Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 9.75% thereof, compounded semi-annually from the relevant Distribution Date, but not exceeding the interest rate then accruing on the New Junior Subordinated Debentures. The term "Distributions," as used herein, shall include any such additional Distributions.

     During any Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the expiration of any Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Corporation may elect to begin a new Extension Period. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period at least five Business Days prior to the earlier of (i) the date the Distributions on the New Capital Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of such New Capital Securities of the record date or the date such Distributions are payable but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "--Description of New Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Considerations--Interest Income and Original Issue Discount."

     During any Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

     The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the New Junior Subordinated Debentures. See "--Description of New Junior Subordinated Debentures--General." If the Corporation does not make interest payments on the New Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the New Capital Securities. The payment of Distributions on the New Capital Securities (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by the Corporation on a limited basis as set forth herein under "--Description of New Guarantee."

     REDEMPTION.    Upon  the  repayment  on  the  Stated  Maturity  Date  or
prepayment prior to the Stated Maturity Date of the New Junior Subordinated Debentures, the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the New Junior Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal of, and accrued interest on, the New Junior Subordinated Debentures), (ii) in the case of the optional prepayment of the New Junior Subordinated Debentures prior to January 31, 2007, upon the occurrence and continuation of a Special Event, the Special Event Redemption Price (equal to the Special Event Prepayment Price in respect of the New Junior Subordinated Debentures) and (iii) in the case of the optional prepayment of the New Junior Subordinated Debentures on or after January 31, 2007, the Optional Redemption Price (equal to the
Optional Prepayment Price in respect of the New Junior Subordinated Debentures). See "--Description of New Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment."

     "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

     The  Corporation  will  have  the   option  to  prepay  the  New  Junior
Subordinated Debentures, (i) in whole or in part, on or after January 31, 2007, at the applicable Optional Prepayment Price and (ii) in whole but not in part, at any time prior to January 31, 2007, upon the occurrence of a Special Event, at the Special Event Prepayment Price, in each case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

     LIQUIDATION OF THE TRUST AND DISTRIBUTION OF NEW JUNIOR SUBORDINATED DEBENTURES. The Corporation will have the right at any time to dissolve the Trust and cause the New Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of New Capital Securities and (ii) receipt of approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

     The Trust shall automatically dissolve and its affairs shall be wound up upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation; (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the Corporation, as Sponsor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Corporation, as Sponsor); (iii) redemption of all of the Trust Securities; (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

     If a dissolution occurs as described in clause (i), (ii), (iv), or (v) of the preceding paragraph, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the New Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Trust Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "--Subordination of Common Securities."

     If the Corporation elects not to prepay the Junior Subordinated Debentures prior to maturity in accordance with their terms and either elects not to or is unable to liquidate the Trust and distribute the Junior Subordinated Debentures to holders of the Trust Securities, the Trust Securities will remain outstanding until the repayment of the Junior Subordinated Debentures on the Stated Maturity Date.

     After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust

Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) each holder of Trust Securities will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) Trust Securities will be deemed to represent New Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

     There can be no assurance as to the market prices for the New Capital Securities or the New Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the New Capital Securities that an investor may purchase, or the New Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the New Capital Securities offered hereby.

     REDEMPTION PROCEDURES. If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the New Junior Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price. See also "--Subordination of Common Securities."


     If the Trust gives a notice of redemption in respect of the New Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the New Capital Securities held by DTC or its nominee, the Property Trustee or the Paying Agent will pay the applicable Redemption Price to DTC. See "--Form, Denomination, Book--Entry Procedures and Transfer." With respect to the New Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Trust Securities. See "--Payment and Paying Agency." Distributions payable on or prior to the Redemption Date shall be payable to the holders of such New Capital Securities on the relevant record dates from the related Distribution Dates. If notice of redemption shall have been given and funds deposited with the Property Trustee to pay the Redemption Price for the New Capital Securities called for redemption, then upon the date of such deposit, all rights of the holders of the New Capital Securities will cease, except the right of the holders of the New Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the New Capital Securities will cease to be outstanding. In the event that any Redemption Date of New Capital Securities is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day ( and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such date. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the Guarantee as described under "Description of New Guarantee," (i) Distributions on New Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, and (ii) the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Corporation defaults in payment of the applicable Prepayment Price on, or in the repayment of, the Junior Subordinated Debentures, Distributions will cease to accrue on the Trust Securities called for redemption on and after the Redemption Date.

     SUBORDINATION OF COMMON SECURITIES. Payment of Distributions on, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

     In the case of any Event of Default, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

     EVENTS OF DEFAULT; NOTICE. The occurrence of a Debenture Event of Default (see "Description of New Junior Subordinated Debentures--Debenture Events of Default") constitutes an "Event of Default" under the Trust Agreement.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Corporation, as Sponsor, unless such Event of Default shall have been cured or waived. The Corporation, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all of the conditions and covenants applicable to them under the Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described under "--Liquidation of the Trust and Distribution of New Junior Subordinated Debentures" and "--Subordination of Common Securities."

     REMOVAL OF ISSUER TRUSTEES. Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

     MERGER OR CONSOLIDATION OF ISSUER TRUSTEES. Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

     MERGERS, CONVERSIONS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST. The Trust may not merge or convert with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below. The Trust may, at the request of the Corporation, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Capital Securities, merge or convert with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which Capital Securities are then listed, if any, (iv) such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization then rating the Capital Securities or any Successor Securities, (v) such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect (other than dilution of such holders' interests in the new entity, if any), (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect (other than dilution of such holders' interests in the new entity, if any), and (b) following such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge or convert with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge or convert with or into, or replace it if such consolidation, conversion, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

     VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT. Except as provided below and under "--Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trust" and "--Description of New Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the New Capital Securities will have no voting rights.

     The Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and the Corporation (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities, and (ii) upon receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on such Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

     Any required approval of holders of New Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of New Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of New Capital Securities in the manner set forth in the Trust Agreement.

     No vote or consent of the holders of New Capital Securities will be required for the Trust to redeem and cancel the New Capital Securities in accordance with the Trust Agreement.

     Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

     FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER. The New Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below.

     DEPOSITORY PROCEDURES. DTC has advised the Trust and the Corporation that DTC is a limited purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a
Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Trust and the Corporation that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants with portions of the Liquidation Amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

     Except as described below, owners of beneficial interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Trust Agreement for any purpose.

     Payments in respect of the Global Capital Securities registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of New Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Corporation. Neither the Trust or the Corporation nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the New Capital Securities, and the Trust, the Corporation and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Beneficial interests in the Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

     DTC has advised the Trust and the Corporation that it will take any action permitted to be taken by a holder of New Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the New Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for New Capital Securities in certificated form and to distribute such New Capital Securities to its Participants.

     THE INFORMATION IN THIS SECTION CONCERNING DTC AND ITS BOOK-ENTRY SYSTEM HAS BEEN OBTAINED FROM SOURCES THAT THE TRUST AND THE CORPORATION BELIEVE TO BE RELIABLE, BUT NEITHER THE TRUST NOR THE CORPORATION TAKES RESPONSIBILITY FOR THE ACCURACY THEREOF. ALTHOUGH DTC HAS AGREED TO THE FOREGOING PROCEDURES TO FACILITATE TRANSFERS IN INTERESTS IN THE GLOBAL CAPITAL SECURITIES AMONG PARTICIPANTS IN DTC, IT IS UNDER NO OBLIGATION TO PERFORM OR TO CONTINUE TO PERFORM SUCH PROCEDURES, AND SUCH PROCEDURES MAY BE DISCONTINUED AT ANY TIME. NEITHER THE TRUST NOR THE CORPORATION OR THE PROPERTY TRUSTEE WILL HAVE ANY RESPONSIBILITY FOR THE PERFORMANCE BY DTC OR ITS PARTICIPANTS OR INDIRECT PARTICIPANTS OF ITS OBLIGATIONS UNDER THE RULES AND PROCEDURES GOVERNING ITS OPERATIONS.

     EXCHANGE  OF  BOOK-ENTRY  CAPITAL  SECURITIES FOR  CERTIFICATED  CAPITAL
SECURITIES.   A  Global  Capital  Security is  exchangeable  for New  Capital
Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Capital Security and the Trust thereupon fails to appoint a successor Depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Corporation in its sole discretion elects to cause the issuance of the New Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global Capital Security may be exchanged for certificated New Capital Securities upon request but only upon at least 20 days prior written notice given to the Property Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated New Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures), unless the Property Trustee determines otherwise in compliance with applicable law.

     PAYMENT AND PAYING AGENCY. Payments in respect of the New Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or in respect of the New Capital Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days written notice to the Property Trustee and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

     REGISTRAR  AND  TRANSFER  AGENT.    The Property  Trustee  will  act  as
registrar and transfer agent for the New Capital Securities.

     Registration of transfers of the New Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the New Capital Securities after they have been called for redemption.

     INFORMATION CONCERNING THE PROPERTY TRUSTEE. The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative courses of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

     MISCELLANEOUS. The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

     Holders of the Trust Securities have no preemptive or similar rights.

     The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

DESCRIPTION OF NEW JUNIOR SUBORDINATED DEBENTURES

     The Old Junior Subordinated Debentures were issued, and the New Junior Subordinated Debentures will be issued, as a separate series under the Indenture. The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

     GENERAL. Concurrently with the issuance of the Old Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Corporation for the Common Securities, in Old Junior Subordinated Debentures issued by the Corporation. Pursuant to the Exchange Offer, the Corporation will exchange the Old Junior Subordinated Debentures, in an amount corresponding to the Old Capital Securities accepted for exchange, for a like aggregate principal amount of the New Junior Subordinated Debentures promptly after the Expiration Date.

     The New Junior Subordinated Debentures will bear interest at the annual rate of 9.75% of the principal amount thereof, payable semi-annually in arrears on January 31 and July 31 of each year (each, an "Interest Payment Date"), commencing July 31, 1997, to the person in whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the fifteenth day prior to the relevant payment date. It is anticipated that, until the liquidation, if any, of the Trust, each New Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period of less than one full calendar month, the number of days elapsing in such month. In the event that any date on which interest is payable on the New Junior Subordinated
Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such date. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 9.75% thereof, compounded semi-annually. The term "interest," as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

     The New Junior Subordinated Debentures will be issued in denominations of $1,000 and integral multiples thereof. The New Junior Subordinated Debentures will mature on January 31, 2027 (the "Stated Maturity Date"). The New Junior Subordinated Debentures will rank pari passu with the Old Junior Subordinated Debentures and with all Other Debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness. See "-- Subordination." The Corporation is a non-operating holding company and substantially all of the operating assets of the Corporation and its consolidated subsidiaries are owned by Community Bank. The Corporation relies primarily on dividends from such subsidiaries to meet its obligations. The Corporation is a legal entity separate and distinct from its subsidiaries. The principal sources of the Corporation's income are dividends and interest from its banking and non-banking affiliates. Community Bank is subject to certain restrictions imposed by federal law on any loans or extensions of credit to, and other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and its non-banking affiliates from borrowing from Community Bank unless the loans are secured by various types of collateral and in specified amounts. Further, such secured loans, other transactions and investments by any of Community Bank are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of Community Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of Community Bank's capital and surplus. In addition, payment of dividends to the Corporation by Community Bank is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. Among other things, federal and state regulatory agencies have the authority to limit payments of dividends by Community Bank based upon the capital adequacy of Community Bank and the safety and soundness of Community Bank following payment of the proposed dividend. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the New Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of New Junior Subordinated Debentures should not rely upon the assets of the
Corporation's   subsidiaries  for  repayment   of  the  New   Junior
Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other indebtedness of the Corporation, including Senior Indebtedness. See "--Subordination."

     FORM, REGISTRATION AND TRANSFER. If the Junior Subordinated Debentures are distributed to holders of the Trust Securities, such Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. The depositary arrangements for such Junior Subordinated Debentures are expected to be substantially similar to those in effect for the New Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "--Description of New Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer."

     PAYMENT AND  PAYING AGENTS.   Payment of  principal of (and  premium, if
any) and any interest on New Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made except in the case of New Junior Subordinated Debentures in global form, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for New Junior Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any New Junior Subordinated Debenture will be made to the Person in whose name such New Junior Subordinated Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Corporation will at all times be required to maintain a Paying Agent in each place of payment for the New Junior Subordinated Debentures.

     Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any New Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such New Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

     OPTION TO EXTEND INTEREST PAYMENT DATE. So long as no Debenture Event of Default has occurred and is continuing, the Corporation will have the right under the Indenture at any time during the term of the New Junior Subordinated Debentures to defer the payment of interest for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 9.75%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of New Junior Subordinated Debentures (and holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain United States Federal Income Tax Considerations--Interest Income and Original Issue Discount."

     During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank pari passu with or junior in right of payment to the New Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the New Junior Subordinated
Debentures (other than (a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

     Prior to the expiration of any Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the expiration of any Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture
Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of New Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Capital Securities in accordance with the terms of the Indenture. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

     OPTIONAL PREPAYMENT. The New Junior Subordinated Debentures will be prepayable, in whole or in part, at the option of the Corporation on or after January 31, 2007, subject to the Corporation having received any required regulatory approval, at a prepayment price (the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the New Junior Subordinated Debentures specified below, plus, in each case, accrued interest thereon to the date of prepayment if redeemed during the 12-month period beginning January 31 of the years indicated below:


Year                                                                                  Percentage
2007  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              104.54%
2008  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              104.08%
2009  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              103.63%
2010  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              103.18%
2011  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              102.72%
2012  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              102.27%
2013  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              101.82%
2014  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              101.36%
2015  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              100.91%
2016  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              100.45%
2017 and thereafter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              100.00%



     SPECIAL EVENT PREPAYMENT. If a Special Event occurs and is continuing, the Corporation may, at its option and subject to receipt of any required regulatory approval, prepay the New Junior Subordinated Debentures in whole (but not in part) at any time prior to January 31, 2007 within 90 days of the occurrence of such Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debentures or (ii) the sum, as determined by a Quotation Agent, of the present values of 104.54% of the principal amount thereof plus the scheduled payments of interest thereon from the repayment date to and including the Initial Optional Prepayment Date (the "Remaining Life"), discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in the case of a redemption under clause (i) or clause (ii), accrued interest thereon to the date of prepayment.

     A "Special Event" means a Tax Event or a Regulatory Capital Event (as defined below), as the case may be.

     A "Tax Event" means the receipt by the Corporation and the Trust of an opinion of a nationally recognized tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or  change is effective  or which pronouncement or decision is announced on or after February 3, 1997, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income  received  or  accrued  on the  Junior  Subordinated Debentures,
(ii)  interest  payable   by  the  Corporation  on  the   Junior Subordinated
Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     A "Regulatory Capital Event" means that the Corporation shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after February 3, 1997, the Capital Securities do not constitute, or within 90 days of the date of such opinion, will not constitute, Tier I Capital (or its then equivalent); provided, however, that the distribution of the Junior Subordinated Debentures in connection with the liquidation of the Trust by the Corporation shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event.

     "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Federal Reserve and which establishes  yields  on  actively traded  United  States  Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the maturity corresponding to the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life shall be interpolated, and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date, in each case calculated on the third Business Day preceding the prepayment date, plus in each case (a) 1.00% if such prepayment date occurs on or prior to January 31, 1998, and (b) 0.50% in all other cases.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life of the New Junior Subordinated Debentures that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of the New Junior Subordinated Debentures. If no United States Treasury security has a maturity which is within a period from three months before to three months after the Initial Optional Prepayment Date, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Adjusted Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month, using such securities.

     "Quotation Agent" means the Reference Treasury Dealer appointed by the Corporation or, if the Corporation fails to do so, by the Property Trustee. "Reference Treasury Dealer" means a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer").

     "Comparable Treasury Price" means, with respect to  any prepayment date,
(i) the average of five Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference
Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

     "Additional Sums" means such additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities shall not be reduced as a result of any additional taxes, duties or other governmental charges to which the Trust has become subject as a result of a Tax Event.

     Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of New Junior Subordinated Debentures to be prepaid at its registered address. Unless the Corporation defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such New Junior Subordinated Debentures called for prepayment.

     If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the New Junior Subordinated Debentures the Additional Sums.

     RESTRICTIONS ON CERTAIN PAYMENTS. The Corporation will also covenant that it will not, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the New Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the New Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans) if at such time (1) there shall have occurred any event of which the Corporation has actual knowledge that (a) is, or with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (2) if such New Junior Subordinated Debentures are held by the Trust, the Corporation shall be in default with respect to its payment of any obligations under the New Guarantee or (3) the Corporation shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall have commenced.

     MODIFICATION OF INDENTURE.   From time to time, the  Corporation and the
Debenture  Trustee  may,  without  the  consent  of  the  holders  of  Junior
Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially
adversely  affect  the  interest  of  the  holders  of  Junior   Subordinated
Debentures)   and  qualifying,  or  maintaining  the  qualification  of,  the
Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of a majority in principal amount of Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity, or reduce the principal amount of the Junior Subordinated Debentures or amount payable upon prepayment thereof, or reduce the rate or extend the time of payment of interest thereon, or make the principal of or interest or premium on, the Junior Subordinated Debentures payable in any coin or currency other than that provided in the Junior Subordinated Debentures, or impair or affect the right of any holder of the Junior Subordinated Debentures to institute suit for the payment thereof, or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.

     DEBENTURE EVENTS OF DEFAULT. The Indenture provides that any one or more of the following described events with respect to the New Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (i) failure for 30 days to pay any interest on the New Junior Subordinated Debentures or any Other Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

     (ii) failure to pay any principal or premium, if any, on the New Junior Subordinated Debentures or any Other Debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

     (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

     (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

     ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF NEW CAPITAL SECURITIES. If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Corporation to pay interest (or premium, if any) on or principal of the New Junior Subordinated Debentures on the due date, a holder of New Capital Securities may institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the New Capital Securities. Notwithstanding any payments made to a holder of New Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (or premium, if any) or interest on the New Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such New Capital Securities with respect to payments on the New Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

     The holders of the New Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the New Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "-- Description of New Capital Securities--Events of Default; Notice."

     CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS. The Indenture provides that the Corporation shall not consolidate with or merge or convert into any other Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge or convert into the Corporation or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Corporation, unless: (i) in case the Corporation consolidates with or merges or converts into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the New Junior Subordinated Debentures.

     SATISFACTION AND DISCHARGE. The Indenture provides that when, among other things, all New Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or
(ii) will become due and payable at maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the New Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

     SUBORDINATION. The Indenture provides that the Junior Subordinated Debentures issued thereunder will be subordinate and rank junior in right of payment to all Senior Indebtedness. No payment of principal (including redemption payments), premium, if any, or interest on the Junior Subordinated Debentures may be made at any time when (i) any Senior Indebtedness is not paid when due, (ii) any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (iii) the maturity of any Senior Indebtedness has been accelerated because of a default.

     Upon any distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, all Senior Indebtedness must be paid in full before the holders of Junior Subordinated Debentures are entitled to receive or retain any payment in respect thereof.

     In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

     "Senior Indebtedness" shall mean all Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, unless the terms thereof specifically provide that it is not superior in right of payment to the Junior Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

     "Indebtedness for Money Borrowed" shall mean any obligation of, or any obligation guaranteed by, the Corporation for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, but shall not include (i) any trade accounts payable in the ordinary course of business, (ii) any such indebtedness that by its terms ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures, (iii) all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Corporation that is a financing vehicle of the Corporation (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Corporation pursuant to an instrument that ranks pari passu with or junior in right of payment to the Guarantee, and
(iv) any other indebtedness that would otherwise qualify as "Indebtedness for Money Borrowed" to the extent that such indebtedness by its terms ranks pari passu with or junior in right of payment to any of the indebtedness described in clause (i), (ii) or (iii) above.

     The Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

     GOVERNING LAW. The Indenture and the New Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

     INFORMATION CONCERNING THE DEBENTURE TRUSTEE. Following the Exchange Offer and the qualification of the Indenture under the Trust Indenture Act, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of New Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF NEW GUARANTEE

     The Old Guarantee was executed and delivered by the Corporation concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of the Old Capital Securities. Promptly after the Expiration Date, the New Guarantee will be issued by the Corporation for the benefit of the holders from time to time of the New Capital Securities. The Guarantee has been qualified under the Trust Indenture Act. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act.

     GENERAL. The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the New Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the New Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the New Guarantee: (i) any accumulated and unpaid Distributions required to be paid on New Capital Securities, to the extent that the Trust has funds on hand legally available therefor, (ii) the applicable Redemption Price with respect to New Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor, or (iii) upon a voluntary or involuntary termination and liquidation of the Trust, the lesser of (a) the Liquidation Distribution and (b) the amount of assets of the Trust remaining available for distribution to holders of New Capital Securities. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the New Capital Securities or by causing the Trust to pay such amounts to such holders.

     The New Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "--Status of New Guarantee". Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the New Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. See "--Description of New Junior Subordinated Debentures--General." The New Guarantee does not limit the incurrence or issuance of other indebtedness of the Corporation, including Senior Indebtedness, whether under the Indenture, any other indenture that the Corporation may enter into in the future or otherwise.

     The Corporation will, through the New Guarantee, the Trust Agreement, the New Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the New Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional subordinated guarantee of the Trust's obligations under the New Capital Securities. See "Relationship Among the New Capital Securities, the New Junior Subordinated Debentures and the New Guarantee."

     STATUS OF NEW GUARANTEE. The New Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as New Junior Subordinated Debentures, except in the case of a bankruptcy or insolvency proceeding in respect of the Corporation, in which case the New Guarantee will rank subordinate and junior in right of payment to all liabilities (other than Other Guarantees) of the Corporation.

     The New Guarantee will rank pari passu with the Old Guarantee and with all Other Guarantees issued by the Corporation. The New Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the New Guarantee without first instituting a legal proceeding against any other person or entity). The New Guarantee will be held for the benefit of the holders of the New Capital Securities. The New Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the New Capital Securities of the New Junior Subordinated
Debentures. The Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.


     RESTRICTIONS ON CERTAIN PAYMENTS. In the New Guarantee, the Corporation will covenant that, so long as any Capital Securities remain outstanding, if there shall have occurred any event that would constitute an event of default under the New Guarantee or the Trust Agreement, then the Corporation will not
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the New Guarantee, (d) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

     AMENDMENTS AND ASSIGNMENT. Except with respect to any changes that do not materially adversely affect the rights of holders of the New Capital Securities (in which case no consent will be required), the New Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding New Capital Securities. The manner of obtaining any such approval will be as set forth under "--Description of New Capital Securities--Voting Rights; Amendment of the Trust Agreement." All
guarantees  and agreements  contained in  the  New Guarantee  shall bind  the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the New Capital Securities then outstanding.

     EVENTS OF DEFAULT. An event of default under the New Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder. The holders of a majority in Liquidation Amount of the New Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the New Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the New Guarantee.

     Any holder of the New Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the New Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

     The Corporation, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the New Guarantee.

     TERMINATION OF THE NEW GUARANTEE. The New Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the New Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of New Junior Subordinated Debentures to the holders of the New Capital Securities. The New Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the New Capital Securities must restore payment of any sums paid under the New Capital Securities or the New Guarantee.

     GOVERNING LAW.   The New Guarantee will be  governed by and construed in
accordance with the laws of the State of New York.

     INFORMATION CONCERNING THE GUARANTEE TRUSTEE. The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the New Guarantee, will undertake to perform only such duties as are specifically set forth in the New Guarantee and, after default with respect to the New Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the New Guarantee at the request of any holder of the New Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

                        DESCRIPTION OF OLD SECURITIES

     The terms of the Old Securities are identical in all material respects to the New Securities, except that (i) the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the New Capital Securities will not contain the $100,000 minimum Liquidation Amount transfer restriction and certain other restrictions on transfer applicable to Old Capital Securities, and (iii) the New Junior Subordinated Debentures will not contain the $100,000 minimum principal amount transfer restriction. In addition, the Old Securities provide that, in the event that a registration statement relating to the Exchange Offer has not been filed by June 28, 1997 and been declared effective by July 28, 1997 or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Capital Securities is not declared effective by July 29, 1997, then interest will accumulate (in addition to the stated interest rate on the Old Junior Subordinated Debentures) at the rate of 0.25% per annum on the principal amount of the Old Junior Subordinated Debentures and Distributions will accumulate (in addition to the stated Distribution rate on the Old Capital Securities) at the rate of 0.25% per annum on the Liquidation Amount of the Old Capital Securities, for the period from the occurrence of such event until such time as such required Exchange Offer is consummated or any required Shelf Registration Statement is effective. The New Securities are not, and upon consummation of the Exchange Offer the Old Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Old Capital Securities should review the information set forth under "Risk Factors--Certain Consequences of a Failure to Exchange Old Capital Securities" and "Description of New Securities."

              RELATIONSHIP AMONG THE NEW CAPITAL SECURITIES, THE
           NEW JUNIOR SUBORDINATED DEBENTURES AND THE NEW GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the New Capital Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be irrevocably guaranteed by the
Corporation as and to the extent set forth under "Description of New Securities--Description of New Guarantee." Taken together, the Corporation's obligations under the New Junior Subordinated Debentures, the Indenture, the Trust Agreement and the New Guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the New Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the New Capital Securities. If and to the extent that the Corporation does not make the required payments on the New Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the New Capital Securities. The New Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of New Capital Securities is to institute a Direct Action. The obligations of the Corporation under the New Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the New Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the New Capital Securities, primarily because: (i) the aggregate principal amount or Prepayment Price of the New Junior Subordinated Debentures will be equal to the sum of the Liquidation Amount or Redemption Price, as applicable, of the New Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the New Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the New Capital Securities; (iii) the Corporation shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under the Trust Agreement; and (iv) the Trust Agreement provides that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF NEW CAPITAL SECURITIES

     A holder of any New Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the New Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity. A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture provide that no payments may be made in respect of the New Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on New Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

LIMITED PURPOSE OF THE TRUST

     The Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and engaging in only those other activities necessary, advisable or incidental thereto. The New Capital Securities will represent preferred beneficial interests in the Trust. A principal difference between the rights of a holder of a New Capital Security and a holder of a New Junior Subordinated Debenture is that a holder of a New Junior Subordinated Debenture will be entitled to receive from the Corporation the principal amount of (and premium, if any) and interest on New Junior Subordinated Debentures held, while a holder of New Capital Securities is entitled to receive Distributions from the Trust (or, in certain circumstances, from the Corporation under the New Guarantee) if and to the extent the Trust has funds on hand legally available for the payment of such Distributions.

RIGHTS UPON TERMINATION

     Unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary termination and liquidation of the Trust, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of New Securities--Description of New Capital Securities--Liquidation of the Trust and Distribution of New Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the New Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation will be the guarantor under the New Guarantee and will agree to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of New Capital Securities and a holder of New Junior Subordinated Debentures relative to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

           CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     In the opinion of Brown & Wood LLP, tax counsel to the Corporation and the Trust ("Tax Counsel"), the following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities held as capital assets by a holder. This summary only addresses the tax consequences to a holder that acquired the Old Capital Securities upon initial issuance at their original offering price. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

EXCHANGE OF CAPITAL SECURITIES

     The exchange of Old Capital Securities for New Capital Securities should not be a taxable event to holders for United States federal income tax purposes. The exchange of Old Capital Securities for New Capital Securities pursuant to the Exchange Offer should not be treated as an "exchange" for United States federal income tax purposes because the New Capital Securities should not be considered to differ materially in kind or extent from the Old Capital Securities and because the exchange will occur by operation of the terms of the Old Capital Securities. If, however, the exchange of the Old Capital Securities for the New Capital Securities were treated as an exchange for federal income tax purposes, such exchange should constitute a recapitalization for United States federal income tax purposes. Accordingly, the New Capital Securities should have the same issue price as the Old Capital Securities, and a holder should have the same adjusted tax basis and holding period in the New Capital Securities as the holder had in the Old Capital Securities immediately before the exchange.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

     In connection with the issuance of the Old Junior Subordinated Debentures, Tax Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Old Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Corporation. An opinion of Tax Counsel, however, is not binding on the Internal Revenue Service (the "IRS") or the courts. Prospective investors should note that no rulings have been or are expected to be sought from the IRS with respect to any of these issues and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that any of the opinions expressed herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

CLASSIFICATION OF THE TRUST

     In connection with the issuance of the Old Capital Securities, Tax Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Trust Agreement and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income any interest (or OID accrued) with respect to its allocable share of those Junior Subordinated Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under recently issued Treasury regulations (the "Regulations") applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Corporation believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would prevent the Corporation from declaring dividends on any class of its equity securities. Accordingly, the Corporation intends to take the position, based on the advice of Tax Counsel, that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting.

     Under the Regulations, if the Corporation were to exercise its option to defer payments of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Capital Securities would be required to include in gross income OID even though the Corporation would not make actual cash payments during an Extension Period. Moreover, under the Regulations, if the option to defer the payment of interest was determined not to be "remote", the Junior Subordinated Debentures would be treated as having been originally issued with OID. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

     The Regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to Tax Counsel's interpretation herein.

     Because income on the Capital Securities will constitute interest or OID, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

RECEIPT OF  JUNIOR SUBORDINATED  DEBENTURES OR CASH  UPON LIQUIDATION  OF THE
TRUST

     The Corporation will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Capital Securities and a holder's holding period in Junior Subordinated Debentures would begin on the date such Junior Subordinated Debentures were received.

     Under certain circumstances described herein (see "Description of New Securities--Description of New Capital Securities"), the Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "--Sales of Capital Securities."

SALES OF CAPITAL SECURITIES

     A holder that sells Capital Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income).

A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID (if any) previously includable in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Capital Securities in respect of OID. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

     The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) who disposes of his Capital Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

PROPOSED TAX LEGISLATION

     On February 6, 1997, as part of the Clinton Administration's Fiscal 1998 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") which would, among other things, generally deny corporate issuers a deduction for interest in respect of debt obligations, such as the New Junior Subordinated Debentures, issued on or after the date "of first committee action," if such debt obligations have a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. On June 9, 1997, Representative William Archer, Chairman of the House Committee, released the House Committee Chairman's Proposals to be included in the 1997 budget reconciliation bill. In addition, on June 17, 1997, Senator William Roth, Chairman of the Senate Committee, released the Senate Committee Chairman's Proposals to be included in the 1997 budget reconciliation bill. The Proposed Legislation was not included in either the House Committee Chairman's Proposals or the Senate Committee Chairman's Proposals. If legislation similar to the Proposed Legislation were enacted, there can be no assurance that it will not adversely affect the ability of the Company to deduct the interest payable on the Junior
Subordinated Debentures.   Such a change could give  rise to a Tax Event, which
would permit the Company to cause a redemption of the Trust Securities at the Special Event Redemption Price by electing to prepay the Junior Subordinated Debentures at the Special Event Prepayment Price. See "Description of New Securities--Description of New Junior Subordinated Debentures."

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes. A "U.S. Holder" is a holder of Capital Securities who or which is a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, a corporation or partnership created or organized (or treated as created or organized for federal income tax purposes) in or under the laws of the United States or any political subdivision thereof, or a trust or estate the income of which is includable in its gross income for federal income tax purposes without regard to its source. (For taxable years beginning after December 31, 1996 (or for the immediately preceding taxable year, if the trustee of a trust so elects), a trust is a U.S. Holder for federal income tax purposes if, and only if, (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States trustees have the authority to control all substantial decisions of the trust.) Under present United States federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Corporation entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Corporation through stock ownership, and (c) either (A) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or
(B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

INFORMATION REPORTING TO HOLDERS

     Generally, income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31 percent unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                             ERISA CONSIDERATIONS

     The Corporation, the obligor with respect to the New Junior Subordinated Debentures held by the Trust, and its affiliates and the Property Trustee may be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many employee benefit plans ("Plans") that are subject to ERISA. Any purchaser proposing to acquire New Capital Securities with assets of any Plan should consult with its counsel. The purchase and/or holding of New Capital Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Corporation, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such New Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 95-23 (an exemption for certain transactions determined by an in-house manager). In addition, as described below, a Plan fiduciary considering the acquisition of New Capital Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. Therefore, a Plan fiduciary should consider whether the acquisition of Capital Securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is permissible under the Plan's governing instrument or any investment management agreement with the Plan. In making such determination, a Plan fiduciary should note that the Property Trustee is a U.S. bank qualified to be an investment manager (within the meaning of section 3(38) of ERISA) to which such a delegation of authority generally would be permissible under ERISA. Further, prior to an Event of Default with respect to the New Junior Subordinated Debentures, the Property Trustee will have only limited custodial and ministerial authority with respect to Trust assets.

     Under the U.S. Department of Labor regulations defining "plan assets" for ERISA purposes (the "Plan Assets Regulations"), the assets of the Trust will be considered plan assets of Plans owning New Capital Securities unless the aggregate investment in New Capital Securities by "benefit plan investors" is not deemed "significant" or the New Capital Securities qualify as "publicly offered securities" as defined in such Regulations. For this purpose, equity participation by benefit plan investors will not be considered "significant" on any date only if, immediately after the most recent acquisition of Capital Securities, the aggregate interest in the New Capital Securities held by benefit plan investors will be less than 25% of the value of the New Capital Securities. Although it is possible that the equity participation by benefit plan investors in New Capital Securities on any date will not be "significant" for purposes of the Plan Assets Regulations, such result cannot be assured.

     The New Capital Securities may qualify as "publicly offered securities" under the Plan Assets Regulations if at the time of the Exchange Offer they are also "widely held" and "freely transferable." Under the Regulations, a class of securities is "widely held" only if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. Although it is possible that at the time of the Exchange Offer the New Capital Securities will be "widely held," such result cannot be assured. Whether a security is "freely transferable" for purposes of the Regulations is a factual question to be determined on the basis of all relevant facts and circumstances. If at the time of the Exchange Offer the New Capital Securities qualify as "publicly offered securities," the assets of the Trust should not be "plan assets" with respect to Plans acquiring New Capital Securities. If at the time of the Exchange Offer the New Capital Securities do not qualify as "publicly offered securities," the "plan asset" considerations discussed in the preceding paragraphs could be applicable in connection with the investment by Plans in the New Capital Securities.


                             PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Capital Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities if such Old Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer--Exchange Agent." See "The Exchange Offer--Resales of New Capital Securities."

     The Corporation or the Trust will not receive any cash proceeds from the issuance of the New Capital Securities offered hereby. New Capital Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities.

     Any broker-dealer that resells New Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


                                LEGAL MATTERS

     The validity of the New Guarantee and the New Junior Subordinated Debentures will be passed upon for the Corporation by Bond, Schoeneck & King, LLP, Syracuse, New York. Certain matters relating to United States federal income tax considerations will be passed upon by Brown & Wood LLP, New York, New York. Certain matters of Delaware law relating to the validity of the New Capital Securities will be passed upon on behalf of the Trust by Richards, Layton & Finger, special Delaware counsel to the Trust.


                                   EXPERTS

     The consolidated financial statements of the Corporation and subsidiaries incorporated by reference in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, have been incorporated herein by reference in reliance upon the reports set forth therein of Coopers & Lybrand L.L.P., independent auditors, and upon the authority of such firm as experts in accounting and auditing.


                                   PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify any director, officer, employee or other agent of the corporation.

     The Corporation's By-laws provide indemnity to the Corporation's directors and officers in such capacity or as directors or officers of a wholly-owned subsidiary of the Corporation for liability resulting from judgments, fines, expenses or settlement amounts actually and reasonably incurred in connection with any action brought against such person in such capacity to the fullest extent and in the manner set forth in and permitted by the Delaware General Corporation Law, and any other applicable law, as from time to time in effect. Under Delaware law and the By-laws, no indemnification may be provided for any person with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Corporation or of such subsidiary.

     In addition, as permitted under Delaware law, the Corporation maintains liability insurance covering directors and officers of the Corporation and its subsidiaries.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT


     4.1 Indenture of Community Bank System, Inc. relating to the Junior Subordinated Debentures
     4.2 Form of Certificate of New Junior Subordinated Debenture (included as Exhibit A to Exhibit 4.1)*
     4.3       Certificate of Trust of Community Capital Trust I
     4.4       Declaration of Trust of Community Capital Trust I
     4.5       Amended and Restated Declaration of Trust of Community Capital
               Trust I
     4.6 Form of New Capital Security Certificate of Community Capital Trust I (included as Exhibit D to Exhibit 4.5)*
     4.7       Form of  New Guarantee of Community Bank System, Inc. relating to the New Capital Securities*
     4.8       Registration Rights Agreement
     5.1 Opinion and consent of Bond, Schoeneck & King, LLP to Community Bank System, Inc. as to legality of the New Junior Subordinated Debentures and the New Guarantee to be issued by Community Bank System, Inc.*
     5.2       Opinion  of  Richards,  Layton  &  Finger,  special   Delaware
               counsel, as to legality of the New Capital Securities to be issued by Community Capital Trust I*
     8 Opinion of Brown & Wood LLP, special tax counsel, as to certain federal income tax matters*
     12.1      Computation of ratio of earnings to fixed charges
     23.1      Consent of Coopers & Lybrand L.L.P.
     23.2      Consent of Bond, Schoeneck & King, LLP (included in Exhibit 5.1)*
     23.3      Consent of Richards, Layton & Finger (included in Exhibit 5.2)*
     23.4      Consent of Brown & Wood LLP (included in Exhibit 8)*
     24 Power of Attorney of certain officers and directors of Community Bank System, Inc.
     25.1 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee under the Indenture
     25.2 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee under the Amended and Restated Declaration of Trust of Commnity Capital Trust 1
     25.3 Form T-1 Statement of Eligibility of The Chase Manhattan Bank under the New Guarantee for the benefit of the holders of New Capital Securities of Community Capital Trust I
     99.1      Form of Letter of Transmittal*
     99.2      Form of Notice of Guaranteed Delivery*
     99.3      Form of Exchange Agent Agreement*

--------
* To be filed by amendment.

ITEM 22. UNDERTAKINGS

     Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Community Bank System, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of DeWitt, and State of New York, on the 24th day of June, 1997.

                                   COMMUNITY BANK SYSTEM, INC.


                                   By /s/Sanford A. Belden
                                     --------------------------------------
                                        Sanford A. Belden
                                        President,  Chief  Executive  Officer
                                        and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         SIGNATURE                  TITLE                   DATE
         ---------                  ----

                              President,  Chief
  /s/Sanford A. Belden        Executive Officer              June 24, 1997
  ---------------------        and Director
  (Sanford A. Belden)

  /s/Earl W. MacArthur
  ---------------------        Chairman  of  the
  (Dr. Earl W. MacArthur)      Board of Directors           June 24, 1997
                               Directors and  Director

  /s/David G. Wallace
  ---------------------
 (David G. Wallace)               Treasurer                 June 24, 1997


  /s/John M. Burgess              Director                  June 24, 1997
  ---------------------
    (John M. Burgess)


  /s/William M. Dempsey           Director                  June 24, 1997
  ---------------------
   (William M. Dempsey)


   /s/Lee T. Hirschey             Director                  June 24, 1997
   _____________________
     (Lee T. Hirschey)


  /s/William N. Sloan             Director                  June 24, 1997
  ---------------------
    (William N. Sloan)


  /s/Hugh G. Zimmer               Director                  June 24, 1997
  ---------------------
     (Hugh G. Zimmer)


  /s/Richard C. Cummings
  ---------------------           Director                  June 24, 1997
    (Richard C. Cummings)


  /s/Nicholas A. DiCerbo
  ---------------------           Director                  June 24, 1997
    (Nicholas A. DiCerbo)


  /s/James A. Gabriel
  ---------------------           Director                  June 24, 1997
    (James A. Gabriel)


  /s/David C. Patterson
  ---------------------           Director                  June 24, 1997
    (David C. Patterson)


     Pursuant to the requirements of the Securities Act of 1933, Community Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of DeWitt, and State of New York, on the 24th day of June, 1997.

                                   COMMUNITY CAPITAL TRUST I



                                   By:/s/Sanford A. Belden
                                      -----------------------------------
                                          Sanford A. Belden,
                                          as Administrative Trustee


                                   By:/s/David G. Wallace
                                        -----------------------------------
                                          David G. Wallace,
                                          as Administrative Trustee


                                   By:/s/Joseph J. Lemchak
                                        -----------------------------------
                                          Joseph J. Lemchak,
                                          as Administrative Trustee





                                EXHIBIT INDEX


PAGE EXHIBIT NO.                        DESCRIPTION


     4.1 Indenture of Community Bank System, Inc. relating to the Junior Subordinated Debentures
     4.3       Certificate of Trust of Community Capital Trust I
     4.4       Declaration of Trust of Community Capital Trust I
     4.5       Amended and Restated Declaration of Trust of Community Capital
               Trust I
     4.8       Registration Rights Agreement
     12.1      Computation of ratio of earnings to fixed charges
     23.1      Consent of Coopers & Lybrand L.L.P.
     24 Power of Attorney of certain officers and directors of Community Bank System, Inc.
     25.1 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee under the Indenture
     25.2 Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act as trustee under the Amended and Restated Declaration of Trust of Community Capital Trust 1
     25.3 Form T-1 Statement of Eligibility of The Chase Manhattan Bank under the New Guarantee for the benefit of the holders of New Capital Securities of Community Capital Trust I